                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [x] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                         Household International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------


Household International, Inc.   2700 Sanders Road               847.564.5000                               [HOUSEHOLD LOGO]
                                Prospect Heights, IL 60070

                                                                   April 9, 2002

DEAR STOCKHOLDER:

  You are cordially invited to attend Household's Annual Meeting of Stockholders on Tuesday, May 14, 2002, at 9:00 a.m. at our London, Kentucky facility, the home of over 500 Household employees.

  In 2001, we continued to achieve superior results even though it was a weak economy. We ended 2001 with our 14th consecutive record quarter, delivering our highest quarterly and annual net income in Household's history. Our record results reflect strong revenue growth and solid receivable growth across all products. Given our record-breaking operating performance, we feel that Household is well positioned for a successful 2002.

  The notice of meeting and proxy statement following this letter describe the business to be transacted at our Annual Meeting. On the enclosed proxy card you are asked to elect your Board of Directors for the upcoming year, vote on a stockholder proposal, if presented at the meeting, and ratify the appointment of KPMG LLP as our independent public accountants. In connection with the election of Directors, I am sad to report that Mrs. Mary Johnston Evans and Dr. Louis Sullivan are retiring from our Board. They have been instrumental to the success of our company. I will greatly miss their advice and counsel. However, we are fortunate to welcome Ms. Anthea Disney and Ms. Larree Renda to our Board of Directors. Both individuals joined our Board last year. Their independent, capable leadership will serve your interests well. I look forward to their guidance in continuing our success.

  I believe that the Annual Meeting provides an excellent opportunity for you to become better acquainted with Household. I hope you will attend. Whether or not you plan to attend the meeting, please vote as soon as possible so your shares will be represented -- your vote is very important. You may vote by mail, telephone or on the Internet as detailed on the enclosed proxy/voting instruction card.

                                          Sincerely,

                                          /s/ William Aldinger
                                          WILLIAM F. ALDINGER
                                          Chairman and
                                          Chief Executive Officer

IF YOU PLAN TO ATTEND THE ANNUAL MEETING:

PLEASE NOTE THAT SPACE LIMITATIONS MAKE IT NECESSARY TO LIMIT ATTENDANCE TO STOCKHOLDERS AND ONE GUEST PER STOCKHOLDER. ALSO, NO UNAUTHORIZED CAMERAS OR RECORDING DEVICES WILL BE ALLOWED INTO THE MEETING. EACH STOCKHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS A DRIVER'S LICENSE OR PASSPORT. STOCKHOLDERS HOLDING STOCK IN BROKERAGE ACCOUNTS WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP OF HOUSEHOLD AS OF THE MARCH 15, 2002 RECORD DATE.


Household International, Inc.   2700 Sanders Road               847.564.5000                               [HOUSEHOLD LOGO]
                                Prospect Heights, IL 60070

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

                                                                   April 9, 2002

To the Stockholders of HOUSEHOLD INTERNATIONAL, INC.:

  The Annual Meeting of Stockholders of Household International, Inc. ("Household") will be held at Household's facility at 725 Industrial Block, London, Kentucky 40741, on Tuesday, May 14, 2002, at 9:00 a.m. for the following purposes:

  (1) to elect Directors;

  (2) to consider and act upon a stockholder proposal, if presented at the meeting;

  (3) to ratify the appointment of KPMG LLP as our independent public accountants; and

  (4) to transact any other business which may properly come before the meeting.

  Stockholders of record of Household's common stock, par value $1.00 per share ("Common Stock"); 5% Cumulative Preferred Stock, no par value; $4.50 Cumulative Preferred Stock, no par value; and $4.30 Cumulative Preferred Stock, no par value ("Preferred Stocks"), all as of the close of business on March 15, 2002, are entitled to vote at the meeting.

  YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO VOTE IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR VOTE BY TELEPHONE OR ON THE INTERNET AS DESCRIBED ON THE ENCLOSED PROXY CARD. Giving your proxy now will not affect your right to vote in person if you attend the meeting.

                                          By Order of the Board of Directors,

                                          /s/ KENNETH H. ROBIN
                                          KENNETH H. ROBIN
                                          Senior Vice President-General Counsel
                                          and Corporate Secretary


Household International, Inc.   2700 Sanders Road               847.564.5000                               [HOUSEHOLD LOGO]
                                Prospect Heights, IL 60070

                                PROXY STATEMENT

  This Proxy Statement and the accompanying proxy card are being mailed to Household stockholders in connection with the solicitation of proxies by the Board of Directors for the 2002 Annual Meeting of Stockholders. This proxy allows you to vote at our May 14, 2002 Annual Meeting of Stockholders without attending the meeting. This proxy material is being mailed to stockholders on or about April 9, 2002.

QUESTIONS AND ANSWERS

Q: WHO IS ENTITLED TO VOTE?

A: Stockholders of record at the close of business on March 15, 2002 are entitled to vote at the Annual Meeting. The number of outstanding shares entitled to vote at the meeting is 456,604,323 shares of Common Stock (not including 95,127,646 shares of Common Stock held in treasury), 407,718 shares of 5% Cumulative Preferred Stock, 103,976 shares of $4.50 Cumulative Preferred Stock, and 836,585 shares of $4.30 Cumulative Preferred Stock. Each share of Common and Preferred Stock is entitled to one vote; however, shares of Common Stock which Household holds in treasury cannot be voted.

Q: WHAT AM I VOTING ON?

A: You are voting on:

   - the election of nominees to serve on our Board of Directors.

   - a stockholder proposal, if presented at the meeting.

   - the ratification of the appointment of KPMG LLP as our independent public accountants.

   A majority of the shares voting at the Annual Meeting is necessary to elect each of the nominated Directors and to approve each of the other proposals.

Q: HOW DO I CAST MY VOTE?

A: If you hold your shares as a stockholder of record, you can vote in person at the Annual Meeting or you can vote by mail, telephone or on the Internet. If you own Household shares through a broker, bank or other nominee in street name, you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you participate in the Household International Tax Reduction Investment Plan ("TRIP"), see the following question as to how to vote the shares of Common Stock held in your TRIP account.
   The enclosed proxy card contains instructions for mail, telephone and Internet voting. Whichever method you use, your shares will be voted in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors.

Q: HOW DO I VOTE MY TRIP SHARES?

A: If you participate in TRIP, to vote your shares of Common Stock held in your TRIP account you must return your completed proxy/voting instruction card to Computershare Investor Services LLC ("Computershare") in the envelope provided or vote via telephone or on the Internet as outlined on the proxy card by May 9, 2002. Vanguard Fiduciary Trust Company ("Vanguard"), the TRIP Trustee, will act as your proxy and will vote the shares of Common Stock held in your TRIP account. If Computershare does not receive your voting instructions for your TRIP shares by May 9, 2002, your shares will be voted by Vanguard in the same way as the majority of the TRIP held shares for which voting instructions are received. For example, Vanguard will vote all unvoted shares of Common Stock in TRIP for the fourteen nominees (the number of Directors to be elected at the Annual Meeting) who receive the most votes cast with Computershare for TRIP.

Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A: The Board recommends a vote FOR each nominee, AGAINST the stockholder proposal and FOR the ratification of the appointment of KPMG LLP as our independent public accountants.

Q: WHAT IF I DO NOT VOTE FOR SOME OF THE MATTERS LISTED ON MY PROXY CARD?

A: If you return a proxy card without indicating your vote, your shares will be voted as recommended by the Board.

Q: WHAT IF I VOTE "WITHHOLD" AUTHORITY TO VOTE ON ANY NOMINEES OR VOTE "ABSTAIN"
   ON THE OTHER PROPOSALS.

A: If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. A vote to "abstain" on any proposal will be counted for purposes of determining whether there is a quorum and, accordingly, will have the effect of a vote against the proposal.

Q: CAN MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY CARD AND DO NOT ATTEND THE
   ANNUAL MEETING?

A: If you do not vote your shares held in street name, your broker can vote your shares on any of the matters scheduled to come before the meeting, other than the shareholder proposal.

   If your broker does not have discretion to vote your shares held in street name on a particular proposal and you do not give your broker instructions on how to vote your shares, the votes will be broker nonvotes, which will have no effect on the vote for any matter scheduled to be considered at the annual meeting.

   If you do not vote shares held in your name, your shares will not be voted except if you return a proxy card without indicating your vote, then your shares will be voted as the Board recommends.

Q: HOW WILL THE PROXIES VOTE ON ANY OTHER BUSINESS BROUGHT UP AT THE MEETING?

A: By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any matter brought before the Annual Meeting. Household does not know of any other business to be considered at the Annual Meeting.

Q: WHO CAN ATTEND THE MEETING?

A: All stockholders as of the March 15, 2002 record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

Q: CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

A: You may change your vote or revoke your proxy on any matter at any time up to the closing of the poll for that matter at the Annual Meeting by (1) sending a written revocation to the Corporate Secretary of Household, (2) sending a proxy dated after your most recent proxy, or (3) voting in person at the meeting.

Q: WHO WILL COUNT THE VOTE?

A: The gathering and tabulation of your vote is monitored by Computershare who must certify that proper procedures were followed before the results are official.

Q: IS MY VOTE CONFIDENTIAL?

A: All proxies, consents, ballots and voting materials (including TRIP votes) will be kept confidential and not disclosed to anyone other than Computershare. Voting records will be disclosed if required by law or if the election results are contested. If you write comments on a returned proxy, the tabulator will send them to us with your name but without revealing how you voted unless disclosure is necessary for us to understand your comment.

Q: WHAT IS A "QUORUM"?

A: A quorum is the number of shares that must be present to have the Annual
   Meeting. Holders of over 50% of the outstanding shares entitled to vote must be present in person or by proxy before the Annual Meeting can begin. Shares are considered present even if the proxy indicates an abstaining or withheld vote.

Q: WHAT SHARES ARE INCLUDED ON MY PROXY CARD?

A: Your proxy represents any shares of Common Stock registered in your name as well as any full or fractional shares of Common Stock held in your name under the Household Dividend Reinvestment and Common Stock Purchase Plan, Household Employee Stock Purchase Plan, TRIP, or Household Financial Corporation Limited Match and Save Plan. Your proxy also represents any shares of 5% Cumulative Preferred Stock, $4.50 Cumulative Preferred Stock and $4.30 Cumulative Preferred Stock registered in your name. If you own other Household shares through a broker, bank or other nominee in street name, you will receive a separate proxy from your bank, brokerage firm or other nominee relating to those shares.

Q: HOW AND WHEN MAY I SUBMIT A STOCKHOLDER PROPOSAL FOR THE 2003 ANNUAL MEETING?

A: If you are interested in submitting a proposal for inclusion in Household's
   Proxy Statement for the 2003 Annual Meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received by Household's Corporate Secretary no later than December 5, 2002. If you are interested in presenting any proposal from the floor of the 2003 Annual Meeting, your proposal must be received by Household's Corporate Secretary no earlier than December 14, 2002, or later than January 13, 2003.

Q: WHO IS PAYING FOR THIS PROXY SOLICITATION?

A: Household is paying for this proxy solicitation. Household hired Georgeson
   Shareholder Communications Inc. to solicit proxies, for which they will be paid $7,500 plus reimbursement of out-of-pocket expenses. Certain of Household's Directors, officers or employees may also solicit proxies in person or by telephone, but they will not receive any additional compensation for doing so. Upon request, Household will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding solicitation material to beneficial owners of stock.

ITEM (1): ELECTION OF HOUSEHOLD DIRECTORS

  There are sixteen members of Household's Board of Directors. Mary Johnston Evans, a Director since 1977, and Louis W. Sullivan, M.D., a Director since 1993, are retiring from the Board at the 2002 Annual Meeting of Stockholders. The Board voted to not fill the vacancies created by these retirements and fixed the number of Directors at fourteen beginning with this Annual Meeting. The following fourteen members have been nominated to be elected to Household's Board of Directors. Each nominee has indicated that, if elected, they will serve until the next Annual Meeting or until their successor is elected. If a nominee advises us before the Annual Meeting that he/she is unable, for any reason, to serve as a Director, your proxy gives the people who vote your shares discretion to elect (or reject) a substitute nominee.

NOMINEES FOR DIRECTOR

                                                                        YEAR FIRST
                                                                         ELECTED
NAME, PRINCIPAL OCCUPATION, COMMITTEE                                   A DIRECTOR
MEMBERSHIPS AND BUSINESS ASSOCIATIONS                         AGE      OF HOUSEHOLD
-------------------------------------                         ---      ------------
WILLIAM F. ALDINGER                                           54           1994
Chairman and Chief Executive Officer, Household
  International, Inc.
Member of the Executive Committee.
Mr. Aldinger joined Household in September 1994 as President and Chief Executive
Officer and became Chairman in May 1996. He served as Vice Chairman of Wells Fargo
Bank and a Director of several Wells Fargo subsidiaries from 1986 until joining
Household. Mr. Aldinger is also a Director of Household Finance Corporation (a subsidiary of Household), Illinois Tool Works Inc., and MasterCard International,
Incorporated.
ROBERT J. DARNALL                                             64           1988
Director
Member of the Compensation and Executive Committees.
Mr. Darnall was Chairman and Interim Chief Executive Officer of Prime Advantage
Corp. (internet provider of materials and services to manufacturers) from February
2000 to January 2002. On January 31, 2000, he retired as President and Chief
Executive Officer of Ispat North America, Inc. (a carbon steel manufacturer), having served in that role since 1998. From 1992 until 1998, Mr. Darnall was
Chairman and Chief Executive Officer of Inland Steel Industries and also served as the President and a Director of Inland from 1986. Mr. Darnall is also a Director of
United States Steel Corporation, Pactiv Corporation, Cummins, Inc., Sunoco, Inc.,
and the Federal Reserve Bank of Chicago, where he currently serves as Chairman.

                                                                        YEAR FIRST
                                                                         ELECTED
NAME, PRINCIPAL OCCUPATION, COMMITTEE                                   A DIRECTOR
MEMBERSHIPS AND BUSINESS ASSOCIATIONS                         AGE      OF HOUSEHOLD
-------------------------------------                         ---      ------------
GARY G. DILLON                                                67           1984
Director
Member of the Audit and Finance Committees.
Mr. Dillon retired as Chairman of the Board of Schwitzer Group (a manufacturer of engine components) on March 1, 1999. He had served as Chairman of Schwitzer since
1991 and Chief Executive Officer of Schwitzer since 1989. From 1989 to 1997 he also served as President of Schwitzer. Prior to 1989 he was President and Chief
Executive Officer of Household Manufacturing, Inc., the former diversified manufacturing subsidiary of Household.
ANTHEA DISNEY                                                 57           2001
Executive Vice President for Content, News Corporation
  Limited
  (Media Company)
Member of Nominating & Governance Committee.
Ms. Disney is Executive Vice President for Content at News Corporation Limited and
has held this position since 1999. Prior to this position, she was Chairman and
Chief Executive Officer of TV Guide, Inc. in 1999 and was Chairman and Chief
Executive of News America Publishing Group, a division of News Corporation Limited from 1997 to 1999. From 1996 to 1997, Ms. Disney was President and Chief Executive
Officer of Harper Collins Publishers and from 1990 to 1996 she held a number of senior management positions within the News Corporation organization.
JOHN A. EDWARDSON                                             52           1995
Chairman, President and Chief Executive Officer, CDW
Computer Centers, Inc.
  (Retailer of Computer and Technology Products and
Services)
Member of the Audit and Compensation Committees.
Mr. Edwardson became President, Chief Executive Officer and a member of the Board of Directors of CDW Computer Centers, Inc. in January 2001 and became Chairman in
May 2001. He previously was with Burns International Services Corporation (a provider of security services) through October 2000 when Burns was acquired by
Securitas AB, having served as its President and Chief Executive Officer since
March 1, 1999, and as its Chairman since June 1, 1999. He previously served as
President, Chief Operating Officer and a member of the Board of Directors of both
UAL Corporation and United Airlines, Inc. from 1994 until 1998. He was Executive
Vice President and Chief Financial Officer of Ameritech Corporation prior to 1994.
Mr. Edwardson is also a Director of Focal Communications Corporation and a Trustee
of Purdue University, The Art Institute of Chicago, and Chicago Symphony Orchestra.
J. DUDLEY FISHBURN                                            55           1995
Director
Member of the Finance and Nominating & Governance
Committees.
Mr. Fishburn became Chairman of the Board of HFC Bank plc (Household's primary subsidiary in the United Kingdom) in 1998. He previously served as the Conservative
Member of Parliament for Kensington in London from 1988 to 1997. Prior to entering
Parliament, Mr. Fishburn was Executive Editor, The Economist Newspaper Ltd. from
1979 until 1988. He is also a Director of Cordiant Communications Group plc, First
NIS Fund (Luxembourg), Henderson Smaller Companies Investment Trust plc, Murray
Emerging Growth and Income Trust plc, and Philip Morris Companies Inc., and a
Trustee of The National Trust and The Peabody Trust.

                                                                        YEAR FIRST
                                                                         ELECTED
NAME, PRINCIPAL OCCUPATION, COMMITTEE                                   A DIRECTOR
MEMBERSHIPS AND BUSINESS ASSOCIATIONS                         AGE      OF HOUSEHOLD
-------------------------------------                         ---      ------------
CYRUS F. FREIDHEIM, JR.                                       66           1992
Chairman and Chief Executive Officer, Chiquita Brands
  International, Inc.
  (International Marketer, Producer and Distributor of
  Bananas and other Food Products)
Member of the Executive and Finance Committees.
Mr. Freidheim became Chairman of the Board and Chief Executive Officer of Chiquita
Brands International, Inc. on March 19, 2002. On April 1, 2002, he retired as Vice
Chairman of Booz, Allen & Hamilton, Inc. (a management consulting firm), with which he had been affiliated since 1966. He is also a Director of Security Capital Group,
Inc., CS Tech, Inc., and Pharmaceutical Industries LLC, a Chair and a Trustee of
Thunderbird American Graduate School of Institutional Management and a Trustee of
the Brookings Institution.
JAMES H. GILLIAM, JR.                                         56           1998
Attorney
Member of the Finance Committee.
Mr. Gilliam is an attorney, private investor and consultant. Mr. Gilliam was employed in various capacities with Beneficial Corporation from 1979 until its merger with Household on June 30, 1998. At the time of the merger, he was an
Executive Vice President, General Counsel and a Director of Beneficial. Mr. Gilliam
is a Trustee of The Hodson Trust, The Howard Hughes Medical Institute, and the
National Geographic Society and a Director of CTW Foundation and T. Rowe Price
Group, Inc.
LOUIS E. LEVY                                                 69           1992
Director
Chair of the Audit Committee; member of the Finance
  Committee.
Mr. Levy retired as Vice Chairman of KPMG LLP (a provider of accounting and consulting services) in 1990, having been with the firm since 1958. Mr. Levy is also a Director of Deutsche Banc Alex. Brown/Flag Investors Group of Mutual Funds
and ISI Group of Mutual Funds.
GEORGE A. LORCH                                               60           1994
Director
Chair of the Compensation Committee; member of the
  Nominating & Governance Committee
Mr. Lorch served as Chairman of the Board since 1994 and President and Chief
Executive Officer since 1993 of Armstrong World Industries, Inc. (a manufacturer of interior finishes) until May 2000. From May until August 2000, Mr. Lorch served as
Chairman and President and Chief Executive Officer of Armstrong Holdings, Inc. (the
parent of Armstrong World Industries, Inc. formed in May 2000). In August 2000, Mr.
Lorch became a Chairman Emeritus of Armstrong Holdings, Inc. Armstrong World
Industries, Inc. filed for voluntary reorganization under Chapter 11 of the U.S.
Bankruptcy Code on December 6, 2000. Mr. Lorch is a Director of The Williams
Companies, Inc., and Pfizer Inc.
JOHN D. NICHOLS                                               71           1988
Chief Executive Officer, The Marmon Group, Inc.
    (International Association of Autonomous Manufacturing
  and Service Companies)
Chair of the Executive Committee; "ex officio" non-voting
  member of the Audit,
Compensation, Finance and Nominating & Governance
  Committees.
Mr. Nichols became Chief Executive Officer of The Marmon Group, Inc. in January
2002. Mr. Nichols was Chairman of the Board of Illinois Tool Works Inc. from 1986 until he retired in 1996 previously serving as its President from 1982 through 1986 and Chief Executive Officer from 1982 until 1995. Mr. Nichols had been a Director of Illinois Tool Works since 1981. Mr. Nichols is a Director of Philip Morris
Companies Inc., Rockwell International Corporation, and the Ravenswood Winery Inc.

                                                                        YEAR FIRST
                                                                         ELECTED
NAME, PRINCIPAL OCCUPATION, COMMITTEE                                   A DIRECTOR
MEMBERSHIPS AND BUSINESS ASSOCIATIONS                         AGE      OF HOUSEHOLD
-------------------------------------                         ---      ------------
JAMES B. PITBLADO                                             69           1994
Director
Chair of the Finance Committee; member of the Audit
Committee.
Mr. Pitblado was a Senior Executive with RBC Dominion Securities, Inc. of Toronto,
Canada and its predecessor companies from 1959 to 1994 and served as Chairman from
1985 until 1992. He was a Director of Household Financial Corporation Limited (the
Canadian business unit of Household) between 1984 and 1994. He is the Chairman of the Hospital for Sick Children Foundation.
LARREE M. RENDA                                               43           2001
Executive Vice President, Safeway Inc.
  (Food and Drug Retailer)
Member of the Audit Committee.
Ms. Renda has been with Safeway Inc. since 1974.  She has served as Executive Vice
President for Retail Operations, Human Resources, Public Affairs, Labor and
Government Relations since December of 1999, a Senior Vice President from 1994 to
1999, and a Vice President from July of 1991 to 1994. She also is a Director of The
Safeway Foundation.
S. JAY STEWART                                                63           1994
Director
Member of the Compensation and Executive Committees.
Mr. Stewart retired as Chairman of the Board and Chief Executive Officer of Morton
International, Inc. (manufacturer of specialty chemicals and salt) in October 1999, having served in that role since 1994 and as a Director since 1989. Also, from June
1999 until November 1, 1999, he was Vice Chairman and a Director of Rohm and Haas
Company after it acquired Morton International. From 1989 through 1994 he was
President and Chief Operating Officer of Morton International. Mr. Stewart is also a Director of Autoliv, Inc., and Box USA Group, Inc.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR (ITEM 1 ON THE PROXY CARD).

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board of Directors has responsibility for establishing broad corporate policies and reviews Household's overall performance rather than day-to-day operations. The Board's primary responsibility is to represent the interests of Household's stockholders, as a whole, in directing the company's managers to build long-term stockholder wealth. The Board selects, evaluates and provides for the succession of top management and, subject to stockholder election, Directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on your company. Management keeps the Directors informed of company activity through regular written reports and presentations at Board and committee meetings. The Board has adopted specific Corporate Governance Standards to ensure that it adheres to "best practices".

  The Board of Directors met five times in 2001. Each Director up for election this year attended 75% or more of the total number of meetings of the Board of Directors and the committees of which such Director was a member.

  The Board has standing Audit, Compensation, Executive, Finance, and Nominating & Governance Committees. Each committee has a charter which was approved by the Board. Each committee must review the appropriateness of its charter at least annually. Mr. Aldinger is the only non-independent Director on the Board. Mr. Nichols, in his role as Chair of the Executive Committee, may attend all committee meetings. Mr. Aldinger also attends these meetings except those where independent Directors desire to meet in executive session. He does not participate in any meeting at which his compensation is evaluated.

  The AUDIT COMMITTEE oversees our accounting, auditing, and financial reporting practices, including internal accounting controls. The Audit Committee met four times in 2001 and is comprised entirely of independent Directors. For further information on the Audit Committee see "Audit Committee Report and Outside Auditor Independence" beginning on page 25.

  The COMPENSATION COMMITTEE determines the annual salary, bonus and other benefits, including incentive compensation awards, of our executive management. It evaluates existing and proposed employee benefit plans and may propose plan changes to the Board. The Compensation Committee met three times in 2001 and is comprised entirely of independent Directors.

  The EXECUTIVE COMMITTEE can exercise many of the Board's duties between Board meetings. The Executive Committee did not meet in 2001.

  The FINANCE COMMITTEE reviews our financial policies and condition, including our financial risk management profile. It sets dividend policy and considers the company's funding requirements and capital plans. The Finance Committee met two times in 2001 and is comprised entirely of Directors who are not officers or employees of Household or any of its subsidiaries.

  The NOMINATING & GOVERNANCE COMMITTEE recommends the Directors to be nominated for election at each Annual Meeting of Stockholders, nominates individuals to fill any vacancies which may occur on the Board, and reviews management succession and development plans. The Nominating & Governance Committee also reviews Board size and composition, as well as Director compensation. The Nominating & Governance Committee will consider Director nominations made by our stockholders if they are submitted in writing and sent to the Corporate Secretary of Household at Household's headquarters. Any stockholder wishing to recommend a proposed nominee should contact the Corporate Secretary to verify the nominating procedures. The Nominating & Governance Committee met three times in 2001 and is comprised entirely of independent Directors.

CORPORATE GOVERNANCE STANDARDS

  Household believes its Corporate Governance Standards support its primary responsibility of building long-term stockholder wealth. The cornerstones of Household's corporate governance systems are:

- The Board has ultimate responsibility for governing the affairs of Household, including the selection of executive management, determining business strategy and fulfilling a fiduciary obligation to stockholders to maximize the value of their investment.

- Management of Household is expected to be loyal to the corporation, implement approved business strategy, appropriately resolve day-to-day operational issues, keep the Board informed, and maintain and promote high ethical standards while seeking to attain the maximum benefit or return to Household in all business dealings.

- The interests of stockholders in Household are to be protected. Stockholders are to be kept informed of all material developments within Household.

  Some of the standards adopted by the Board are as follows:

BOARD/COMMITTEE GUIDELINES

- All Directors will stand for election every year.

- Each standing committee of the Board must adopt and approve a charter, which in turn must be approved by the Board. Each committee will review the appropriateness of its charter at least annually.

- Director compensation shall be a combination of cash and options in Common Stock, with the stock option component being a significant portion of total compensation. All Directors will be encouraged to acquire a significant economic investment in common equity-related instruments of Household with the recommended goal being three times the Director's annual cash retainer.

- The Chief Executive Officer will report annually to the Nominating & Governance Committee and the Board on the plans or programs implemented by Household for management succession and development. Annually, all independent Directors will meet in a separate session, led by the Chair of the Executive Committee, to review the performance of the Chairman, Chief Executive Officer and President, if any, including a discussion of the perceived effectiveness of the process implemented for management succession and development.

BOARD/COMMITTEE COMPOSITION

- No Director shall serve on more than two of the standing committees. The Audit, Compensation and Nominating & Governance Committees shall consist entirely of independent Directors. Membership of the Executive Committee shall consist of independent Directors, the Chairman and the Chief Executive Officer of Household.

- Chair of the Executive Committee shall be deemed the "lead director" for the Board.

- At least every two years, the Board shall discuss the effectiveness of the Board and its various committees as compared to other public corporations.

- Interlocking directorships are not allowed; i.e., where a senior executive officer of Household serves on the Board or as a trustee of the company or institution that employs the independent Director.

STOCKHOLDER RIGHTS

- It is recognized that stockholders, lenders, customers, employees, communities and vendors are all interested in the long-term viability of Household. To that end, superior financial performance and the building of long-term stockholder wealth will be Household's goals. The Board will use its best judgment to balance the needs of all stakeholders in the pursuit of these goals.

- All common stockholders will have equal voting rights.

- Household is committed to developing and maintaining open lines of communication with its stockholders by striving to maintain an active, consistent and credible investor relations program.

MANAGEMENT/COMPENSATION

- Household will be a pay-for-performance company with compensation for management being strongly linked to objectively measured financial goals set in advance by the Compensation Committee.

- Stock options will not be repriced or the exercise price reduced even if the current market price of Common Stock is below the exercise price.

- Household shall require that executive officers and key employees own Household Common Stock.

  If you are interested in reviewing the Corporate Governance Standards of Household, they may be found on our website at www.household.com.

DIRECTOR COMPENSATION

  In 2001, the independent Directors of Household received an annual cash retainer of $50,000 (except the Chair of the Executive Committee, who received a retainer of $62,000). Household does not pay additional compensation for committee membership or meeting attendance fees to its Directors. The Chairs of the Audit, Compensation, Finance and Nominating & Governance Committees received an additional $5,000, and the Chair of the Executive Committee received an additional $30,000. As Chairman of the Board of HFC Bank plc, Mr. Fishburn was paid 94,992 British pounds sterling for his service and 3,120 British pounds sterling for health insurance by HFC Bank plc. Other than Mr. Fishburn, Directors who are employees of Household or any of its subsidiaries do not receive any additional compensation related to their Board service.

  In 2001, independent Directors could elect to receive all or a portion of their cash compensation in shares of Common Stock, defer it under the Deferred Fee Plan for Directors or purchase options to acquire Common Stock. Under the Deferred Fee Plan, Directors may invest their deferred compensation in either units of phantom shares of Common Stock, with dividends credited toward additional stock units; or cash, with interest credited at a market rate set under the plan. At the end of the deferred period, all accumulated amounts under the Deferred Fee Plan invested in phantom shares of Common Stock will be paid in shares of Common Stock either in a lump sum or installments as selected by the Director. For stock options issued in lieu of cash compensation prior to 2001, the value of each option was determined by the fair market value of the option in accordance with the Black-Scholes model (a commonly used formula to determine the value of a stock option) on the last business day of June. The exercise price for each share covered by an option was the fair market value of Common Stock on that day, which is the average of the high and low sales prices for Common Stock. In 2001 this methodology was changed to encourage more Directors to receive their compensation in options. Now the number of shares granted will equal 10% of the Director's annual cash compensation if the Director elects to receive stock options in lieu of cash. Under this formula, a Director that receives a $50,000 annual cash retainer could elect to receive an option for 5,000 shares in lieu of the cash retainer. The grant date is the date options are granted annually in November of the year preceding the year in which compensation is earned, and the per share exercise price is the fair market value of Common Stock on the grant date. During 2001 Directors elected to receive, in the aggregate, 75% of their cash compensation in Common Stock, stock options or deferred phantom shares of Common Stock.

  In November 2001, independent Directors received their annual option to purchase 10,000 shares of Common Stock at the stock's fair market value on the day the option was granted ($57.16 per share). These options have a term of ten years and one day, fully vest six months from the date granted, and once vested, are exercisable at any time during the option term. Directors may use shares they already own to pay for shares bought through an option exercise.

  In 1995, the Directors' Retirement Income Plan was discontinued, and the present value of each Director's accrued benefit was deposited into the Deferred Phantom Stock Plan for Directors. Under the Deferred Phantom Stock Plan, Directors with less than ten years of service received 750 phantom shares of Common Stock annually during the first ten years of service as a Director. In January 1997, the Board eliminated this and all future Director retirement benefits. Any payouts to current Directors earned under the Deferred Phantom Stock Plan will be made only when a Director leaves the Board due to death, retirement or resignation and will be paid in shares of Common Stock either in a lump sum or installments as selected by the Director. Directors who joined the Board after January 1997 will not receive any retirement benefits.

  Household provides each Director with $250,000 of accidental death and dismemberment insurance and a $10 million personal excess liability insurance policy. Independent Directors also are offered, on terms that are not more favorable than those available to the general public, a MasterCard/Visa credit card issued by one of Household's subsidiaries with a credit limit of $15,000. Household guarantees the repayment of amounts charged on each card. Directors may use an apartment maintained by Household in New York City for their personal use, as available. Directors are credited with $340 additional compensation for tax purposes for each night the apartment is used for personal use.

  Under Household's Matching Gift Program, we match charitable gifts to qualified organizations (subject to a maximum of $10,000 per year), with a double match for the first $500 donated to higher education institutions (both public and private) and eligible non-profit organizations which promote neighborhood revitalization or economic development for low and moderate income populations. Each current independent Director may ask us to contribute up to $10,000 annually to charities of the Director's choice which qualify under our philanthropic program.

SHARES OF COMMON STOCK BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS
  The following table lists the beneficial ownership, as of March 15, 2002, of Common Stock by each Director and nominee for Director, and the executive officers named on page 17, individually and as a group. "Beneficial ownership" includes shares for which an individual has direct or indirect voting or investment power and includes any shares the individual has a right to acquire within 60 days. No Director or executive officer owns any Preferred Stock of Household.

                                                    NUMBER OF        NUMBER OF
                                                      SHARES           COMMON
                                                   BENEFICIALLY        STOCK
            NAME OF BENEFICIAL OWNER                 OWNED(1)      EQUIVALENTS(2)    TOTAL(3)
            ------------------------               ------------    --------------    ---------
William F. Aldinger                                 2,837,840          28,668        2,866,508
Lawrence N. Bangs                                     982,945          15,582          998,527
Robert J. Darnall                                      61,347          14,255           75,602
Gary G. Dillon                                        119,790          12,883          132,673
Anthea Disney                                          10,170             220           10,390
John A. Edwardson                                      63,087          10,148           73,235
Mary Johnston Evans                                    61,885          15,634           77,519
Rocco J. Fabiano                                      334,034           4,816          338,850
J. Dudley Fishburn                                     39,822           1,476           41,298
Cyrus F. Freidheim, Jr.                                59,040          10,659           69,699
James H. Gilliam, Jr.(4)                              140,907           1,078          141,985
Gary D. Gilmer                                        433,369          12,936          446,305
Louis E. Levy                                          48,200           9,287           57,487
George A. Lorch                                        59,480          10,994           70,474
Siddharth N. Mehta                                    430,549          23,572          454,121
John D. Nichols                                       238,169          21,421          259,590
James B. Pitblado                                      72,361           3,159           75,520
Larree M. Renda                                        18,000              49           18,049
David A. Schoenholz                                   697,928          13,531          711,459
S. Jay Stewart                                         60,370           6,928           67,298
Louis W. Sullivan                                      54,678           6,669           61,347
                                                    ---------         -------        ---------
Directors and Executive Officers as a Group         6,823,971         223,965        7,047,936

---------------

(1) Directors and executive officers have sole voting and investment power over shares listed above, except as follows. The number of shares of Common Stock held by spouses or children in which beneficial ownership is disclaimed is as follows: Mr. Fabiano, 27,795; Mr. Nichols, 13,200; and Directors and executive officers as a group, 40,995. The number of shares of Common Stock held by spouses, children and charitable or family foundations in which voting and investment power is shared (or presumed to be shared) is as follows: Mr. Aldinger, 136,500; Mr. Gilmer, 2,400; and Mr. Nichols, 2,150; and Directors and executive officers as a group, 141,050. The number of shares of Common Stock held under Household's employee benefit plans in which participants have voting rights and/or investment power is as follows: Mr. Aldinger, 22,155; Mr. Bangs, 35,467; Mr. Fabiano, 746; Mr. Gilmer, 31,198; Mr. Mehta, 1,949; Mr. Schoenholz, 22,099; and Directors and executive officers as a group, 113,614. The number of shares included in the table above which may be acquired by Household's executive officers through May 15, 2002, pursuant to the exercise of employee stock options is: Mr. Aldinger, 2,506,000, of which 631,250 vested options are held by Mr. Aldinger's family partnership; Mr. Bangs, 838,000; Mr. Fabiano, 206,250; Mr. Gilmer, 365,000; Mr. Mehta, 425,000; Mr. Schoenholz, 561,900;
     and Directors and executive officers as a group, 5,446,386.

(2) Represents the number of Common Stock share equivalents owned by executive officers under Household's Supplemental TRIP and Deferred Compensation Plan and by Directors under Household's Deferred Fee Plan for Directors and the Deferred Phantom Stock Plan for Directors. These share equivalents do not have voting rights, but are valued according to the market price of the Common Stock. The share equivalents accrue dividends at the same rate as the Common Stock.

(3) No Director or executive officer beneficially owns directly or indirectly more than 1% of Common Stock. Directors and executive officers as a group beneficially own approximately 1.5% of the Common Stock.

      Our employees held 9,762,838 shares of Common Stock in TRIP as of December 31, 2001, excluding the shares held by Directors and executive officers shown in the table. Our Pooled Investment Fund ("PIF"), which holds assets of our domestic pension plan, held 1,112,546 shares of Common Stock as of December 31, 2001. Together, TRIP and PIF held 2.4% of the Common Stock outstanding on December 31, 2001.

(4) As trustee of The Hodson Trust and a director of the CTW Foundation, Mr. Gilliam has shared voting and investment power over 680,005 shares of Common Stock. Mr. Gilliam disclaims beneficial ownership of such shares and, therefore, they are not included in the shares listed above.

STOCK OWNERSHIP GOALS

  We believe stock ownership by our executive officers and other key employees is important to create a culture that promotes stockholder value and aligns the interests of our employees with our stockholders. As a result, we established stock ownership goals for approximately 350 employees. Each is expected to own Common Stock with a value equal to a multiple of two to six times (depending on position level) their annual base salary at the end of a five-year period. Each year these employees are expected to achieve at least one-fifth of their goal except that a short-timer schedule has been developed where goals are graduated to facilitate stock ownership for new hires. For example, Mr. Mehta joined Household June 15, 1998 and was expected to meet 10% of his goal in 2000 and 30% of his goal in 2001, which he did, and is expected to meet 65% of his goal in 2002 and 100% in 2003. Individual ownership goals rise with any salary increase. The following table reflects the stock ownership goals for the individuals in the Summary Compensation Table.

                                                                                  STOCK OWNERSHIP GOAL
                                                                           -----------------------------------
                                                                                            AS A
                                                                             CURRENT      MULTIPLE     GOAL
                                                                              STOCK       OF BASE    NUMBER OF
        NAME                                 TITLE                         OWNERSHIP(1)    SALARY    SHARES(2)
        ----                                 -----                         ------------   --------   ---------
William F. Aldinger    Chairman & Chief Executive Officer                    360,508         6        102,617
Gary D. Gilmer         Vice Chairman -- Consumer Lending                      81,305         5         42,757
David A. Schoenholz    Vice Chairman -- Chief Financial Officer              149,559         5         42,757
Lawrence N. Bangs      Retired Vice Chairman                                 160,527         5         42,757
Rocco J. Fabiano       Group Executive -- Retail Services, Refund            132,600         5         42,757
                         Lending, Auto Finance and Insurance Services
Siddharth N. Mehta     Group Executive -- Credit Card Services and Canada     29,121         5         42,757

---------------
(1) As of March 15, 2002, ownership goals include shares held directly and indirectly and the number of shares held under employee benefit plans, including Common Stock share equivalents held in the Supplemental TRIP and Deferred Compensation Plans.

(2) Calculated by multiplying the executive's base salary by the applicable multiple and dividing that amount by the fair market value of the Common Stock on December 31, 2001 ($58.47 share).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires Directors and executive officers and any persons holding more than ten percent of a registered class of our equity securities to report their initial ownership and any subsequent change to the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"). We are required to tell you in the annual Proxy Statement if we know of any failure to report as required. We reviewed copies of all reports furnished to us and obtained written representations from our Directors and officers that no other reports were required. As a result, we believe all Section 16(a) filing requirements were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table lists four owners who have advised us that they hold more than 5% of our Common Stock as of December 31, 2001.

                                                                                   NUMBER
                                                                                  OF SHARES
                                       NAME AND ADDRESS                         BENEFICIALLY             PERCENT
TITLE OF CLASS                       OF BENEFICIAL OWNER                            OWNED                OF CLASS
--------------                       -------------------                        ------------             --------
Common Stock              Capital Research and Management Company               32,504,000(1)              7.1%
                          333 South Hope Street
                          Los Angeles, CA 90071
Common Stock              FMR Corp.                                             29,710,556(2)              6.5%
                          82 Devonshire Street
                          Boston, MA 02109
Common Stock              Davis Selected Advisers, L.P.                         27,565,640(3)              6.0%
                          2949 East Elvira Road, Suite 101
                          Tucson, AZ 85706
Common Stock              AXA Assurances I.A.R.D. Mutuelle,                     22,984,989(4)              5.0%
                          AXA Assurances Vie Mutuelle,
                          AXA Conseil Vie Assurance Mutuelle,
                          AXA Courtage Assurance Mutuelle,
                          AXA, and AXA Financial, Inc.
                          1290 Avenue of the Americas
                          New York, NY 10104

---------------

(1) Capital Research and Management Company filed a Schedule 13G with the SEC disclosing that, as of December 31, 2001, it had sole dispositive power over 32,504,000 shares of Common Stock for which beneficial ownership is disclaimed, and no sole or shared voting power over shares of Common Stock.

(2) FMR Corp. filed a Schedule 13G with the SEC disclosing that, as of December 31, 2001, it had sole dispositive power over 29,710,556 shares of Common Stock, sole voting power over 785,831 shares of Common Stock and no shared voting power over shares of Common Stock.

(3) Davis Selected Advisers, L.P., filed a Schedule 13G with the SEC disclosing that, as of December 31, 2001, it had sole dispositive power and sole voting power over 27,565,640 shares of Common Stock.

(4) AXA Financial, Inc. filed a Schedule 13G with the SEC disclosing that, as of December 31, 2001, (i) AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, and AXA Courtage Assurance Mutuelle, as a group, acting as a parent holding company of AXA, and AXA, as a parent holding company, had sole voting power over 10,028,560 shares of Common Stock, shared voting power over 8,860,970 shares of Common Stock, sole dispositive power over 22,982,772 shares of Common Stock and shared dispositive power over 2,217 shares of Common Stock and (ii) AXA Financial, Inc., as a parent holding company owned by AXA, beneficially owned 22,947,715 shares of Common Stock (equaling 5% of Common Stock) of which it had sole voting power over 9,991,286 shares of Common Stock, shared voting power over 8,860,970 shares of Common Stock, sole dispositive power over 22,946,298 shares of Common Stock and shared dispositive power over 1,417 shares of Common Stock. AXA Financial, Inc. reported that a majority of the shares of Common Stock reported in the Schedule 13G are held in unaffiliated third-party client accounts managed by Alliance Capital Management L.P. (a majority-owned subsidiary of AXA Financial, Inc.), as investment adviser.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  This Compensation Committee Report on Executive Compensation should not be considered part of ("incorporated by reference") other documents we have filed or must file with the SEC.

GENERAL

  The Compensation Committee of Household's Board of Directors (the "Committee") determines salaries and salary ranges, incentive compensation and other compensation for the executive officers listed in this Proxy Statement as well as all direct reports to our Chief

Executive Officer. The Committee also examines and recommends to the Board of Directors the creation or amendment of company pension, benefit or compensation plans and programs. The Committee grants stock options, restricted stock rights and other awards under our executive compensation plans and administers and interprets those plans on behalf of all of our employees. The Committee establishes financial and qualitative performance goals, which may be objective or subjective, for the Chief Executive Officer, his direct reports and other key employees. It later reviews whether the performance goals were met during the specified period and determines the compensation to be paid. A report on each officer's performance is then presented to and reviewed by the Board of Directors.

  We retain the compensation consulting firm, Frederic W. Cook & Co., Inc., to advise the Committee as to the competitiveness of compensation paid to our executive officers and to review our compensation programs and goals and compare them to a defined financial services comparator group. Frederic W. Cook & Co., Inc., reviewed the compensation for our Chief Executive Officer and the next four most highly paid executive officers for 2001 and reported to the Committee that the compensation of such individuals is within current market practice.

COMPENSATION PHILOSOPHY AND GOALS

  We are a pay-for-performance company. Our corporate goal is to link compensation to financial performance. We design our compensation programs so that base salaries are generally competitive with our comparator group (12 companies, all in the S&P Financials Index), with substantially higher earnings potential on bonus and long-term compensation if we deliver superior stockholder earnings results. Performance is measured primarily by earnings per share ("EPS") growth.

  Household's executive compensation policy is designed to retain and attract exceptional executives by offering highly competitive compensation for superior performance. In addition to reviewing compensation practices and the financial performance of our comparator group, the Committee also measures each executive's performance on individual, business unit and corporate bases. For example, the Committee believes that the quality of our earnings and our assets is just as important to the performance of our company as the reported financial results. Therefore, the Committee considers whether reported earnings are sustainable or are an aberration and how these earnings were obtained.

  We believe our stockholders' interests are best served when a significant portion of senior management's total compensation is at risk and tied to specific performance objectives. These objectives are designed to help us achieve our strategic and financial goals, and specifically, to ultimately improve shareholder value. To support our belief in pay for performance, the Board of Directors adopted, and stockholders approved, the 1998 Key Executive Bonus Plan for the Chief Executive Officer, his direct reports and other key employees. This is a short-term, performance-based, cash incentive plan that emphasizes shared objectives and measurable corporate financial performance so that payments may be treated as an expense to the company in accordance with IRS rules. The available bonus pool for this Plan will equal 5% of the company's net income that exceeds the net income required to achieve a 12% return on average common stockholder's equity ("ROE"), as determined in accordance with the Plan for the particular plan year. If the ROE achieved by Household is less than the designated threshold set by the Committee, no bonus will be paid under this Plan. The Committee will determine at the beginning of each year what percentage of the bonus pool will be allocated to each participant and is not required to award any, or all, of the bonus pool regardless of the Company's financial performance. The Committee exercises its discretion in determining actual bonus awards under this Plan by comparing Household's results to its comparator group and by evaluating the performance of each key executive against financial and qualitative objectives established at the beginning of each year. These objectives may include meeting revenue and/or receivable targeted growth; a targeted loss reserve ratio; a targeted equity to managed assets ratio; a targeted EPS; reduction in expenses and chargeoffs by specified percentages; specified net income and operating efficiency ratios for the company and/or the executive's respective business unit; and an increase in the number of our products used per each customer.

  Our compensation policy also strongly encourages stock ownership by our executives. Our intent is to make an executive's personal net worth heavily dependent on appreciation in the value of our stock over the long term. See page 11 for a discussion of our stock ownership goals.

  The four components of our executive compensation policy are:

  Base Salary: Determined by individual financial and non-financial performance, actual pay versus market data for each position and general economic conditions.

In administering base pay, all executive positions are evaluated and placed in appropriate career bands. Market compensation data for each position is reviewed annually to evaluate our competitiveness with our comparator group.

  Annual Cash Bonus: Tied directly to individual and corporate financial performance, the annual bonus encourages potential recipients to achieve individual, business unit and corporate financial and operational goals. Excellent performance is encouraged by placing a significant part of the executive's total compensation at risk. As a result, when certain objective or subjective performance goals are not met, annual bonuses may be less than the maximum permitted or not paid.

  Long-Term Incentives: Stock options inherently incent our executives to make decisions that ultimately contribute to building shareholder value. Stock options align the interests of management and stockholders. Option awards are based on the Committee's evaluation of the executive's performance. Restricted stock rights are used, when appropriate, to retain or attract consistently high performing individuals if market conditions require such incentives.

  Executive Benefits: Household provides its executive management with the broad benefit coverage available to all employees as well as specific, targeted supplemental benefits and perquisites that help the company remain competitive and an attractive partner to the employee.

EXECUTIVE OFFICER COMPENSATION

- Chief Executive Officer

  Mr. Aldinger's 2001 base salary was determined by the Committee through an evaluation of his prior year's performance, his value to the company and competitive market data prepared by Frederic W. Cook & Co., Inc. With the goal to keep most of Mr. Aldinger's compensation at risk and related to corporate financial performance, Mr. Aldinger's salary was not increased in 2001. His last salary increase was in September of 1998, which was in recognition of his increased duties and responsibilities as a result of the successful merger with Beneficial Corporation.

  Mr. Aldinger's annual cash bonus was determined based upon evaluation of Household's financial performance relative to our comparator group, and the satisfaction of shared corporate financial performance goals as well as qualitative goals. For 2001, Mr. Aldinger's qualitative goals related to recruiting additional qualified managers to support the future growth of our businesses while enhancing the diversity of our middle management team. The 2001 shared financial performance goals for Mr. Aldinger were: (a) increase earnings per share to $4.05, (b) maintain a 20% return on equity, (c) achieve receivable growth of 12%, (d) achieve revenue growth of 12%, (e) maintain appropriate credit loss reserve levels that, at the beginning of the year, was targeted to be the greater of a reserves to chargeoffs ratio of 100%+ or a reserves to non-performing loans ratio of 100%+, and (f) increase the number of products per customer ratio to 1.60. Household's 2001 operating results were outstanding. Earnings per share rose 15% to $4.08; return on equity was 23%; receivables grew over 15%; revenue growth increased 18%; the reserves to chargeoffs ratio was 110% and the reserves to non-performing loans ratio was 105%; and the number of products per customer ratio increased to 1.60. With respect to Household's financial performance as compared to our comparator group, the Committee recognized that our 2001 EPS growth placed us in the top quartile of this group. As a result of these superior results, all financial performance goals of Mr. Aldinger were achieved as well as all qualitative goals set by the Committee. In accordance with the standards and purposes of the 1998 Key Executive Bonus Plan, a bonus pool of $46,300,000 was generated. Mr. Aldinger's maximum bonus opportunity for 2001, as set by the Committee, was 20% of the pool, or $9,260,000. Based on his personal performance, market data on comparable positions and Household's excellent financial results versus our comparator group, the Committee approved a 2001 bonus of $5,000,000 to Mr. Aldinger, which represented 11% of the pool.

  Mr. Aldinger received a stock option grant for 800,000 shares in 2001 as compared to 600,000 shares in 2000. The Committee decided to increase Mr. Aldinger's annual grant for 2001 as a result of his achieving the best results in Household's history and to reflect current practices in the marketplace based on information provided by Frederic W. Cook & Co., Inc., the compensation consulting firm we retain to advise the Committee as to the competitiveness of our compensation programs for executives.

- Other Executive Officers

  The other executive officers reviewed by the Committee and named in this Proxy Statement were also paid annual bonuses under the 1998 Key Executive Bonus Plan based on (i) position level, which determines the maximum percentage of the bonus pool which may be awarded (this ranges from 3% to 11%) and (ii) achievement of the 2001 shared financial performance goals discussed above, and (iii) the satisfaction of specific individual objective and performance goals relating to Household and the executive's individual business unit(s). No executive officer received the maximum amount permitted by the Plan.

- Long-Term Incentive Compensation

  In 2001, awards made to executive officers under the 1996 Long-Term Executive Incentive Compensation Plan were comprised entirely of stock options. The Committee believes that, in most instances, incentive compensation based on an increase in our Common Stock price is the most appropriate long-term incentive as it directly ties the executive's compensation to our financial performance and maintains a significant portion of the executive's total compensation at-risk.

  The Committee believes a long-term award must be meaningful in order to provide the best incentive and retain the best managers. Our aim is to provide a compensation package that rewards superior performance. The Committee's stock option award recommendation for each executive officer was based on a review of that executive's performance for the year, the executive's value to the company, previous option awards, and competitive information provided by Frederic W. Cook & Co., Inc. No specific weight was accorded to the factors noted in this decision process.

TAX DEDUCTIBILITY

  We believe our compensation programs meet all the current tests required for compensation to be deductible by Household for federal income tax purposes, subject to the limitations on deductibility relating to non-performance based pay. The Committee has directed the company to modify, when necessary, compensation plans for its executive officers to maximize our federal tax deduction. The Committee reserves the right to use good independent judgment, on a case by case basis, to make nondeductible awards to reward employees for excellent service or recruit new executives while taking into consideration the financial effects such action may have on the company.

  It is the Committee's view that the compensation package of Mr. Aldinger and each of the named executive officers was based on an appropriate balance of (1) our overall or a particular business unit's 2001 financial performance, (2) the officer's individual performance, and (3) competitive standards. No member of the Committee is a former or current officer or employee of Household or any of its subsidiaries.

COMPENSATION COMMITTEE

     G. A. Lorch, Chairman
     R. J. Darnall
     J. A. Edwardson
     S. J. Stewart
     L. W. Sullivan, M.D.

PERFORMANCE OF HOUSEHOLD

  The graphs, charts and related disclosures contained in this section of the Proxy Statement should not be considered part of (i.e., are not "incorporated by reference") other documents we have filed or must file with the SEC. The stock price performance shown in the graphs does not necessarily indicate future price performance.

                       FIVE-YEAR CUMULATIVE TOTAL RETURN
 ASSUMES INVESTMENT OF $100 BEGINNING DECEMBER 31, 1996 AND THE REINVESTMENT OF
                                   DIVIDENDS.

[PERFORMANCE GRAPH]

---------------------------------------------------------------------------------------------------------------------------------
       TOTAL RETURN             12/1996          12/1997          12/1998          12/1999          12/2000          12/2001
---------------------------------------------------------------------------------------------------------------------------------
  Household                       100              140              133              127              190              203
---------------------------------------------------------------------------------------------------------------------------------
  S&P Financials                  100              148              165              172              216              197
---------------------------------------------------------------------------------------------------------------------------------
  S&P 500                         100              133              171              207              188              166
---------------------------------------------------------------------------------------------------------------------------------

  The above chart compares total returns (assuming all dividends are reinvested) of Household, the Standard & Poor's Composite Financial Stock Price Index ("S&P Financials") and the Standard & Poor's 500 Composite Stock Price Index ("S&P 500"). Our Common Stock is included in both of the S&P indices. The chart assumes $100 was invested in Household Common Stock on December 31, 1996, and that all dividends are reinvested. We are required to publish the five-year return chart so you can compare our performance to other stocks. We also have included information below showing total return over different periods because shares may have been acquired at different times and we believe it is helpful to know how the Common Stock performed in other periods.

  The estimated compound annual total return (which is the stock price appreciation that occurs over the period noted plus the value of dividends paid to stockholders and reinvested over that same period of time) for the past one, three, five and ten year periods for Household's Common Stock and the noted indices was as follows (in percentages):

----------------------------------------------------------------------------------------------------------------------------
                                                          3 YEARS                  5 YEARS                  10 YEARS
     TOTAL RETURN                  2001                 (1999-2001)              (1997-2001)              (1992-2001)
----------------------------------------------------------------------------------------------------------------------------
  Household                         7%                      15%                      15%                      24%
  S&P Financials                   (9)%                      6%                      15%                      18%
  S&P 500                         (12)%                     (1)%                     11%                      13%
----------------------------------------------------------------------------------------------------------------------------

EXECUTIVE COMPENSATION

  The table below discloses information concerning compensation for services rendered during 2001, 2000, and 1999 to Household and its subsidiaries by its Chief Executive Officer and each of the five most highly paid executive officers of Household as of December 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM COMPENSATION
                                                                           ---------------------------------------------------
                                                                                    AWARDS            PAYOUTS
                                          ANNUAL COMPENSATION              ------------------------   --------
                               -----------------------------------------                   NUMBER
                                                              OTHER        RESTRICTED    OF SHARES
NAME AND                                                     ANNUAL          STOCK       UNDERLYING     LTIP       ALL OTHER
PRINCIPAL POSITION      YEAR     SALARY       BONUS      COMPENSATION(1)     RIGHTS       OPTIONS     PAYOUTS     COMPENSATION
------------------------------------------------------------------------------------------------------------------------------
William F. Aldinger     2001   $1,000,000   $5,000,000      $ 160,763              --     800,000           --      $305,382(3)
Chairman, Chief         2000    1,000,000    4,000,000        154,242      $7,999,962(2)  600,000           --       245,382
Executive Officer       1999    1,000,000    3,000,000        107,639              --     460,000           --       213,104
and Director
------------------------------------------------------------------------------------------------------------------------------
Gary D. Gilmer          2001   $  500,000   $2,500,000      $  25,125              --     200,000           --      $155,382(3)
Vice Chairman --        2000      500,000    2,000,000         63,743      $4,999,966(2)  150,000           --       122,873
Consumer Lending        1999      500,000    1,500,000         44,303              --     124,000           --        83,459
------------------------------------------------------------------------------------------------------------------------------
David A. Schoenholz     2001   $  500,000   $2,500,000             --              --     200,000           --      $155,382(3)
Vice Chairman --        2000      500,000    2,000,000             --      $4,999,966(2)  150,000           --       123,433
Chief Financial         1999      500,000    1,500,000             --              --     124,000     $456,094(4)     79,101
  Officer
------------------------------------------------------------------------------------------------------------------------------
Lawrence N. Bangs       2001   $  500,000   $2,000,000             --              --          --           --      $180,862(3)
Retired                 2000      509,616    2,000,000      $ (71,026)             --     250,000           --       134,509
Vice Chairman           1999      500,000    1,500,000       (111,839)             --     124,000           --        97,566
------------------------------------------------------------------------------------------------------------------------------
Rocco J. Fabiano        2001   $  500,000   $2,000,000      $  56,250              --     200,000           --      $120,000(3)
Group Executive --      2000      497,115    1,500,000         27,969      $4,999,966(2)  125,000           --        89,827
Retail Services,        1999      350,000    1,000,000        102,260              --      75,000           --        16,961
Refund Lending, Auto
Finance and Insurance
Services
------------------------------------------------------------------------------------------------------------------------------
Siddharth N. Mehta      2001   $  500,000   $2,000,000             --              --     200,000           --      $123,060(3)
Group Executive --      2000      509,616    1,500,000             --      $4,999,966(2)  150,000           --        91,934
Credit Card Services    1999      500,000    1,000,000      $  84,000              --     124,000           --        16,018
and Canada
------------------------------------------------------------------------------------------------------------------------------

(1) Other Annual Compensation includes items such as financial planning services, physical exams, club initiation fees, expatriate benefits, and car allowances. SEC rules require disclosure of the specific type and amount of compensation when a benefit exceeds 25% of the total Other Annual Compensation for an individual executive officer. That itemization follows:
    Car allowances for 2001 were: $15,577 for Mr. Aldinger, $11,423 for Mr. Fabiano, and $11,000 for Messrs. Gilmer, Schoenholz, Bangs, and Mehta. Mr.
    Aldinger: Board policy expressly directs the Chairman to use our corporate aircraft to the fullest extent for business and personal travel and that personal aircraft use be reported as income. Under the IRS formula, his personal use of company aircraft was calculated to be $121,534 in 2001, $106,881 in 2000, and $68,408 in 1999. Mr. Gilmer: Mr. Gilmer's personal use of company aircraft was calculated to be $7,330 in 2001. Mr. Gilmer was transferred to the U.K. in 1995 as Managing Director of HFC Bank plc. He returned to the United States in January, 1998. Included are tax equalization, relocation, housing and cost of living payments and adjustments. In 2000, $34,312 was related to a U.K. tax liability for Mr. Gilmer. In 1999, $49,593 was paid to Mr. Gilmer relating to his tax advances and related gross-up. He repaid $29,036 to Household for an expatriate 1998 tax year equalization settlement. Mr. Bangs: In the early 1990s, Mr. Bangs was on international assignment to HFC Bank plc in the U.K. and continues to have compensation related to this expatriate experience. For example, in 2000, Mr. Bangs repaid $88,232 to Household for an expatriate 1999 tax year equalization settlement. In 1999, Mr. Bangs repaid $129,113 to Household for an expatriate 1998 tax year equalization settlement. Mr. Fabiano: Mr. Fabiano's personal use of company aircraft in 2001 and 2000 was calculated to be $14,293 and $14,644, respectively. Mr. Fabiano received $28,000 in country club initiation fees in 2001. In 1999, Mr. Fabiano received $97,429 to terminate certain stockholder agreements relating to Household securities. Mr. Mehta: Pursuant to his hiring agreement, Mr. Mehta received $66,000 on his one-year anniversary with Household (June 15, 1999) representing the company contribution he would have received in TRIP had he been eligible to participate during his first year.

(2) On May 10, 2000, the Compensation Committee granted special one-time restricted stock rights to 66 key executives of the corporation to assist in retention, reward outstanding operating performance and reflect current trends in compensation in the financial services industry. The Restricted Stock Right values shown reflect the fair market value of the underlying Household Common Stock on the date of grant ($39 7/8 per share). This valuation does not take into account the diminution in value attributable to the restrictions applicable to the underlying shares. Based on a closing Common Stock price of $57.94 per share on December 31, 2001, the aggregate value of the Restricted Stock Rights is as follows: Mr. Aldinger, 200,626 shares ($11,624,270); Mr. Gilmer, 125,391 shares ($7,265,155); Mr.
    Schoenholz, 125,391 shares ($7,265,155); Mr. Fabiano, 125,391 shares ($7,265,155); and Mr. Mehta, 125,391 shares ($7,265,155). These special
    Restricted Stock Rights vest one-third on the second anniversary of the date of grant and two-thirds on the third anniversary of the date of grant. Dividend equivalents, in the form of additional income, are paid on all underlying shares for the Restricted Stock Rights at the same rate as paid to all Common Stock shareholders.

(3) Includes life insurance premiums paid by Household in 2001 for the benefit of executives as follows: Mr. Aldinger, $5,382; Mr. Gilmer, $5,382; Mr. Schoenholz, $5,382; Mr. Bangs, $30,861; Mr. Fabiano, $0; and Mr. Mehta, $2,340. The remaining amounts shown being Household's contribution for the executive officer's participation in TRIP and Supplemental TRIP (see page
    21).

(4) The payment shown for 1999 represents the payout of a Special Performance Share Award granted February 1, 1994, to Mr. Schoenholz (15,750 shares), of which 50% was paid February 1, 1999, 25% on February 2, 1998, and 25% on February 7, 1997, at the $43.44, $42.34 and $32.92 (split-adjusted) per share fair market values of Common Stock on said dates, respectively.

INCENTIVE AND STOCK OPTION PLANS

  Household's stockholders previously approved the Household International 1996 Long-Term Executive Incentive Compensation Plan (the "1996 Plan"). The Committee has discretion to grant employees awards under the 1996 Plan. The Committee may award stock options, restricted stock rights or Common Stock as incentive compensation. Until stockholders approve a new incentive compensation plan, all incentive awards will be made under the 1996 Plan. The 1996 Plan will terminate on May 8, 2006. The 1996 Plan allows certain optionees to transfer options within specific rules and limitations and provides for immediate vesting of all outstanding awards in the event of a change in control of Household. No more than 1,200,000 shares may be awarded under the 1996 Plan to any one person in any calendar year.

  Under the 1996 Plan, the Committee may grant any type of option to purchase shares of Common Stock that is legally permitted at the time of grant. Options will generally not be exercisable less than one year nor more than ten years and one day from the date of grant. However, the Committee may extend the expiration date of any option provided it does not exceed fifteen years from the date the option is granted. The Committee has not extended the expiration date of any option granted to any of the named executive officers. The option price per share under each plan will not be less than the fair market value of one share of Common Stock on the date of grant. Any unissued shares or shares subject to option grants which expire will be made available for issuance by the Committee in the future. Shares of Common Stock issued under the 1996 Plan may be authorized but unissued shares, treasury shares, or shares purchased in the open market.

  Options to acquire Common Stock are also outstanding under an incentive plan adopted by stockholders in 1984 (the "1984 Plan"), and various option plans assumed by Household in connection with the mergers with Beneficial Corporation in 1998 and Renaissance Holdings, Inc. in 2000. All options outstanding under these plans are fully vested. No further awards will be made under any of these plans. Payment for options under each of the plans may be made with cash or, at the discretion of the Committee, with shares of Common Stock or both cash and shares.

  As of March 15, 2002, options to buy 13,042,761 shares of Common Stock were outstanding under the 1996 Plan, while options to acquire 3,670,250 shares were outstanding under the 1984 Plan and options to purchase 740,242 shares were outstanding under the Beneficial and Renaissance option plans. We have 5,473,221 shares of Common Stock available for grant under the 1996 Plan. These amounts will be proportionately adjusted for any stock dividends, stock splits, consolidations or reclassifications.

  The 1996 Plan authorizes the Committee to grant Restricted Stock Rights ("RSRs"). RSRs entitle an employee to receive shares of Common Stock if the employee satisfies conditions set by the Committee in the award. The most common condition requires the employee to remain employed by Household for a period before the actual shares are issued to the employee. The Committee may accelerate any payment prior to the vesting period for reasons such as achieving individual or corporate performance levels established when the RSR was granted. Unless specifically noted in the grant, if there is a change in control of Household, all outstanding RSRs vest in full. A holder of RSRs is not entitled to any of the rights of a holder of Common Stock until the shares are issued; however, the Committee may direct Household to pay the holder cash equal to the cash dividends declared on Common Stock for each share of stock subject to an RSR. RSRs were also granted under the 1984 Plan. As of December 31, 2001, 2,428 employees had outstanding RSRs representing 4,266,178 shares under the 1996 Plan.

  The average purchase price for all outstanding options held by the 347 participants in the 1996, 1984, Beneficial and Renaissance Plans at December 31, 2001, was $37.19 with expiration dates from 2002 to 2011. The following table shows option exercises by the named executive officers in 2001 and their gain ("value realized"), which is the market value on the exercise date less the price of the option when it was granted. It also shows the number of options that have not been exercised and their potential value using the fair market value on December 31, 2001.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                              NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                                 UNDERLYING                   IN-THE-MONEY
                                                           UNEXERCISED OPTIONS AT              OPTIONS AT
                                                              DECEMBER 31, 2001           DECEMBER 31, 2001(1)
                                SHARES        VALUE      ---------------------------   ---------------------------
            NAME               EXERCISED    REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               ---------   -----------   -----------   -------------   -----------   -------------
William F. Aldinger             300,000    $13,097,250    2,506,000      1,605,000     $71,203,895    $10,945,163
Gary D. Gilmer                   25,000    $ 1,333,625      365,000        408,000     $ 7,795,145    $ 2,844,229
David A. Schoenholz                   0    $         0      561,900        408,000     $14,436,065    $ 2,844,229
Lawrence N. Bangs                75,000    $ 3,843,000      838,000              0     $16,325,238    $         0
Rocco J. Fabiano                      0    $         0      200,000        350,000     $ 3,635,961    $ 2,286,507
Siddharth N. Mehta                    0    $         0      425,000        483,000     $ 6,223,969    $ 3,802,916

---------------
(1) Calculated based on the fair market value of Common Stock on December 31, 2001 ($58.47 per share).

  Executives may receive assistance to settle their tax consequences upon exercising a stock option or upon vesting of RSRs under the 1984 and 1996 Plans. The Committee may direct the company to lend funds or guarantee loans that will be used to pay such tax consequences. Loans have a maximum term of eight years and bear interest at a fixed rate equal to the applicable rate in effect under
Section 1274(d) of the Internal Revenue Code (the "Code") at the time the loan is made (currently 4.47 percent for loans made in March, 2002), compounded semiannually.

  The following lists the unpaid principal balances for executive officers with loans outstanding under the Plans during 2001 and for all executive officers as a group.

                                                       BALANCE AS OF     MAXIMUM BALANCE
NAME                                                 DECEMBER 31, 2001     DURING 2001
----                                                 -----------------   ---------------
William F. Aldinger                                     $1,045,170         $2,866,645
Gary D. Gilmer                                          $  537,263         $  555,126
David A. Schoenholz                                     $1,654,260         $1,720,336
Lawrence N. Bangs                                       $1,561,386         $1,591,386
All Executive Officers as a Group(1)                    $5,997,601         $8,168,002

---------------

(1) The balance as of December 31, 2001 and the maximum balance during 2001 represent loans to six persons.

  The following table shows the number of stock options granted in 2001 to the named executives, the percentage each award is of the total granted to employees in 2001, the per share exercise or base price and the expiration date. The table also presents the potential realizable value for each grant and the resulting benefit to all Common Stock shareholders if the assumed appreciation in stock price occurs. The presentation of stock options in the table below is required by SEC rules and is not intended to forecast possible future appreciation, if any, of the Common Stock price.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS(1)                         POTENTIAL REALIZABLE
                               ----------------------------------------------------           VALUE AT ASSUMED
                                 NUMBER       % OF TOTAL                                    ANNUAL RATES OF STOCK
                               OF SHARES       OPTIONS       EXERCISE                      PRICE APPRECIATION FOR
                               UNDERLYING     GRANTED TO      OR BASE                            OPTION TERM
                                OPTIONS       EMPLOYEES        PRICE     EXPIRATION   ---------------------------------
NAME                            GRANTED     IN FISCAL YEAR   ($/SHARE)      DATE            5%                10%
----                           ----------   --------------   ---------   ----------   ---------------   ---------------
All Common Shareholders(2)           n/a          n/a                          n/a    $16,432,529,310   $41,643,255,584
All Employee Optionees(3)      2,895,700          100%        $57.16      11/12/11        104,093,514       263,793,402
Optionee Gain as % of All
  Common Shareholders Gain           n/a          n/a            n/a           n/a               .06%              .06%
William F. Aldinger              800,000         27.6         $57.16      11/12/11         28,758,093        72,878,655
Gary D. Gilmer                   200,000          6.9         $57.16      11/12/11          7,189,523        18,219,664
David A. Schoenholz              200,000          6.9         $57.16      11/12/11          7,189,523        18,219,664
Lawrence N. Bangs                      0          n/a            n/a           n/a                n/a               n/a
Rocco J. Fabiano                 200,000          6.9         $57.16      11/12/11          7,189,523        18,219,664
Siddharth N. Mehta               200,000          6.9         $57.16      11/12/11          7,189,523        18,219,664

---------------

(1) Options to employees generally vest (can be exercised) as follows: 25% at each anniversary after the grant date with full vesting on the fourth anniversary. The 1984 and 1996 Plans allow the Committee to modify terms of outstanding options and to reprice the options. No options have ever been repriced by Household.

     The option holder may use shares already held to purchase the option shares or to pay withholding taxes. The options were granted for a term of ten years and one day, subject to earlier termination or certain events related to termination of employment.

(2) The "All Common Shareholders" line is shown for comparison purposes only. The Potential Realizable Value to all common shareholders is the aggregate net gain for all common shareholders using the fair market price of $57.16 on the November 12, 2001, option grant date. Potential appreciation is calculated using assumed annual rates of 5% and 10% for a ten-year period. There can be no assurance that the Common Stock will perform at the rates shown in the table. Household will neither make nor endorse any predictions as to future stock performance.

(3) The option price shown for the "All Employee Optionees" line is $57.16 (the fair market value option price as determined on the grant date of November 12, 2001). The assumed expiration date for the "All Employee Optionees" line is November 12, 2011.

    As described on page 9, on November 12, 2001, each independent Director received an option to purchase 10,000 shares of Common Stock. These options are not included in the information provided on the "All Employee Optionees" line.

EMPLOYMENT AGREEMENTS

  Executive officers have employment contracts approved by the Committee. The initial term of each contract is 18 months, renewed daily, unless we choose not to renew the contract. During the contract term, each executive officer receives a minimum specified annual salary (which may be increased but not decreased), and is entitled to receive benefits from our executive bonus and incentive plans, employee retirement plans, and medical, disability and life insurance plans. We may terminate any contract for cause. An executive may terminate a contract if his or her compensation is reduced, there is a substantial reduction in responsibilities or the executive is given notice of non-renewal. With the exception of Mr. Aldinger, if a contract is terminated, the executive receives a lump sum payment, which approximates 150% of the executive's salary and bonus as well as health coverage at Household's expense for up to 18 months. In the case of Mr. Aldinger, the lump sum payment will approximate 200% of his salary and bonus. Mr. Aldinger will also be entitled to life, health and disability coverage, as well as automobile and financial counseling allowances, for up to two years.

  Under such contracts, an executive whose position is adversely influenced following a change in control of Household is entitled to receive a lump sum severance payment equal to or approximating 300% of the executive's salary and bonus. In addition, the executive will receive three additional years' benefits under Household's retirement plans, as well as three additional years' health, life and disability insurance coverage, and automobile and financial counseling allowances. Except in the case of Mr. Aldinger and during a limited 60-day period following a change in control during which an executive may voluntarily resign for any reason and receive severance payments, no executive will receive the additional severance payment following a change in control of Household unless the executive loses his or her job or resigns after experiencing certain adverse changes in compensation or job conditions. Mr. Aldinger is entitled to resign for any reason within 36 months after a change in control and receive all payments under the contract following a change in control.

  Each terminated executive will also receive pro rata vesting (Mr. Aldinger will be 100% vested) in stock options and restricted stock to the extent not already vested but all executive officers will become 100% vested in the case of a change in control.

  Severance payments considered "excess parachute payments" by Section 280G(b) of the Code are subject to federal excise tax. We will pay the executive an additional amount equal to the excise tax imposed under Section 4999 of the Code plus income tax payable with respect to the payment of such excise tax amount.

  Executive officers and Directors of Household have been, or may become, customers of, or had transactions with, Household's subsidiaries. Such transactions, which include credit card loans, are made by our subsidiaries in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those for comparable transactions with other persons and do not involve more than normal risk of loss or other unfavorable consequences.

  Consulting Agreement with Mr. Bangs. In connection with Mr. Bangs' retirement effective December 31, 2001, he entered into a one year consulting agreement beginning January 1, 2002 under which he will receive $41,667 per month for services plus reimbursement of all reasonable expenses. Services to be provided by Mr. Bangs include chairing Household's Responsible Lending Committee, developing general business strategies, visiting on Household's behalf regulators, members of Congress, state legislators, executives and other dignitaries as requested by Mr. Aldinger and serving as a board member of HFC Bank plc. Either Household or Mr. Bangs can terminate the consulting agreement on 30 days' advance notice.

SAVINGS-STOCK OWNERSHIP AND PENSION PLANS

  Household established its Tax Reduction Investment Plan, which is a deferred profit-sharing and savings plan for our eligible employees. TRIP also qualifies as an employee stock ownership plan. With certain exceptions, an employee at least 21 years of age with one year of service (three years of service if under age 21) and not part of a collective bargaining unit may contribute into TRIP, on a pre-tax and after-tax basis, up to 15% of the participant's cash compensation (subject to a maximum annual pre-tax contribution by a participant of $11,000, as adjusted for cost of living increases, and certain other limitations imposed by the Code) and invest such contributions in Common Stock or separate equity or income funds.

  We contribute 3% of compensation on behalf of each participant who contributes 1% and we match any additional participant contributions up to 4% of compensation but the matching contributions will not exceed 6% of a participant's compensation if the participant contributes 4% or more of compensation. Our matching contributions are invested in Common Stock. The plan provides for immediate vesting of all contributions. With certain exceptions, a participant's after-tax contributions which have not been matched by us can be withdrawn at any time. Both our matching contributions made prior to 1999 and the participant's after-tax contributions may be withdrawn after five years of participation in the plan. A participant's pre-tax contributions and our matching contributions after 1998 may not be withdrawn except for an immediate financial hardship, upon termination of employment, or after attaining age
59 1/2. Participants may borrow from their TRIP accounts under certain circumstances.

  Household has also established the Supplemental Tax Reduction Investment Plan ("Supplemental TRIP") which is an unfunded plan for eligible employees of Household and its participating subsidiaries whose participation in TRIP is limited by the Code. Only matching contributions required to be made by Household pursuant to the basic TRIP formula are invested in Supplemental TRIP through a credit to a bookkeeping account maintained by us which deems such contributions to be invested in Common Stock share equivalents.

  The Household Retirement Income Plan ("RIP") is a non-contributory, defined benefit pension plan for employees of Household and its U.S. subsidiaries who are at least 21 years of age with one year of service and not part of a collective bargaining unit. Annual pension benefits equal a percentage of an employee's "Final Average Salary" (as defined below) not in excess of "Covered Compensation" (as defined below) plus a percentage of an employee's Final Average Salary that exceeds Covered Compensation. "Covered Compensation" is the average of the Social Security taxable wage base over the 35-year period ending in the year of retirement or earlier termination of employment. "Final Average Salary" equals the average of salary plus bonus, whether paid in cash or stock, for the 48 successive highest paid months out of the employee's last 10 years of service. The percentage applied to Final Average Salary and Covered Compensation is determined on the basis of years of employment and age at retirement. This percentage increases as years of employment and age at retirement increase. Participants become fully vested in their accrued pension benefits after three years of vesting service. Payment of vested pension benefits normally begins at age 65, but an early retirement benefit at reduced levels may be paid if a participant is at least 55 years of age with 10 years of employment or, if the participant was an employee on December 31, 1989, is at least 50 years of age with 15 years of employment.

  Effective January 1, 2000, RIP was amended to provide an account-based formula instead of the traditional defined benefit formula described above for employees hired after 1999. The account-based formula provides a benefit based upon a percentage of compensation for each year of service and an assumed rate of return. The contribution percentage is 2% and the assumed rate of return is tied to the lesser of the 10-year or 30-year treasury rate.

  In 1997, the Board adopted a Supplemental Executive Retirement Plan ("SERP") for Mr. Aldinger because he would not otherwise qualify for a full benefit under RIP and the Household Supplemental Retirement Income Plan ("Supplemental RIP") due to his age when he joined Household. In 2000, the SERP was subsequently amended and restated to provide for a benefit based upon the RIP 1989 formula but with 20 years of benefit service being added and with an offset not only for RIP and Supplemental RIP but also for pension benefits received from Wells Fargo and Citibank. A portion of the SERP benefit will become payable in the event that Mr. Aldinger voluntarily terminates employment, dies or becomes disabled prior to January 1, 2003. The benefit under the SERP formula (before offset) will not be increased, however, except for interest, after Mr. Aldinger attains age 60.

  TRIP and RIP may be made available to members of a collective bargaining unit if inclusion results from good faith bargaining.

  A portion of the benefits payable under RIP to certain executive officers (including those named in the Summary Compensation Table) may be paid by Household through the Supplemental RIP. Supplemental RIP was established due to the limitations imposed on the Retirement Plan by federal laws limiting benefits payable under tax-qualified plans. Payments made by Household under Supplemental RIP to certain officers have been deposited by such officers in trusts they created.

  The following table illustrates the amount of RIP (including Supplemental RIP and any related trust) total annual pension benefits on a straight-life annuity basis for eligible employees retiring at age 65 who were employed before 1990. If the employee was hired after 1989 and does not have at least 30 years of employment at retirement, his benefit will be reduced 1/360 for each month less than 30 years. The amounts in this table are not subject to deduction for Social Security or other offset amounts and do not reflect any limitations on benefits imposed by ERISA or federal tax laws.

  The years of employment of Messrs. Aldinger, Gilmer, Schoenholz, Bangs, Fabiano and Mehta for purposes of RIP are, respectively, 8 years, 31 years, 18 years, 43 years, 5 years and 4 years.

   AVERAGE ANNUAL
    COMPENSATION                                                           40 OR
    USED AS BASIS            15 TO 30              35 YEARS             MORE YEARS
FOR COMPUTING PENSION   YEARS OF EMPLOYMENT      OF EMPLOYMENT         OF EMPLOYMENT
---------------------   -------------------   -------------------   -------------------
     $1,500,000             $  852,633            $  890,133            $  927,633
     $2,000,000             $1,137,633            $1,187,633            $1,237,633
     $2,500,000             $1,422,633            $1,485,133            $1,547,633
     $3,000,000             $1,707,633            $1,782,633            $1,857,633
     $3,500,000             $1,992,633            $2,080,133            $2,167,633
     $4,000,000             $2,277,633            $2,377,633            $2,477,633
     $4,500,000             $2,562,633            $2,675,133            $2,787,633
     $5,000,000             $2,847,633            $2,972,633            $3,097,633
     $5,500,000             $3,132,633            $3,270,133            $3,407,633
     $6,000,000             $3,417,633            $3,567,633            $3,717,633

ITEM (2): STOCKHOLDER PROPOSAL

  Northstar Asset Management Inc.("Northstar"), 30 St. John Street, Boston, Massachusetts 02130, who holds 1,100 shares of the Household's Common Stock, and Domini Social Investments LLC ("Domini"), 536 Broadway, 7th Floor, New York, New York 10012-3915, who holds 139,446 shares of Household's Common Stock, jointly have submitted the following stockholder proposal which they intend to present for consideration at the Annual Meeting:

WHEREAS, the sub-prime lending industry has come under increasing public scrutiny for predatory lending directed at low-income people, elderly homeowners, neighborhoods of recent immigrants, and communities of color. Eight states, including New York, California, Illinois and North Carolina have adopted laws aimed at curbing predatory lending abuses. Federal regulators and legislators are also considering measures to protect sub-prime borrowers.

WHEREAS, Household's executive officers have made public statements committing to business practices free of predatory lending. We believe our corporate leaders should be evaluated based on their success in meeting these commitments.

WHEREAS, predatory lending behavior is expensive for borrowers. According to the North Carolina-based Coalition for Responsible Lending, predatory practices cost borrowers more than $9 billion annually. Controversial practices such as the inclusion of pre-payment penalties, which is a provision of 80% of sub-prime loans, mean that economically vulnerable borrowers often cannot afford to take advantage of falling interest rates by refinancing their loans. Conventional borrowers refinance with ease. Only 2% of conventional loans carry prepayment penalties. (Source: Standard & Poors)

WHEREAS, predatory lending practices are also expensive for financial institutions. A class-action suit alleging predatory lending and defrauding of borrowers has been filed in New York against Household's Beneficial Finance subsidiary. This suit has been joined by the American Association of Retired Persons, a powerful advocacy group with more than 35 million members over the age of 50. Many of these individuals are potential Household customers. California regulators ordered Household to refund to customers more than $1.5 million in excessive administrative fees, late charges, and prepayment penalties. Lawsuits, and the adverse publicity that attends them, threaten the company's good reputation and divert management attention from other matters.

WHEREAS, bowing to enormous public pressure and following the industry leadership of Citigroup and BankAmerica, Household International announced in July 2001 that starting in January 2002 it would no longer sell single-premium credit insurance, a widely criticized predatory lending practice.

WHEREAS, Household has publicly stated its desire to end predatory lending practices in the sub-prime lending industry, yet our company has also lobbied against adoption of strict predatory lending legislation at the state and local levels.

WHEREAS, Household continues to be the subject of predatory lending protests. Grassroots community and fair housing activists have called upon Household to end prepayment penalties; eliminate mandatory arbitration provisions from sub-prime loans (which limit the legal recourse of borrowers who believe they have been subject to predatory practices); and cap up-front fees, which many times exceed 7% of the amount financed.

RESOLVED, the Board shall conduct a special executive compensation review to study ways of linking a portion of executive compensation to successfully addressing predatory lending practices. Among the factors considered in this review might be: implementation of policies to prevent predatory lending; constructive meetings with concerned community groups; and reductions in the levels of predatory lending complaints filed with government bodies. A summary of this review will be published in the Compensation Committee's report to stockholders.

MANAGEMENT'S STATEMENT

  THE BOARD OF DIRECTORS OF HOUSEHOLD RECOMMENDS THAT THE STOCKHOLDERS VOTE "AGAINST" THIS PROPOSAL.

  Northstar submitted and presented at the 2001 Annual Meeting of Stockholders a substantially similar Proposal. Generally, the Proposal requests Household to consider ways to tie executive compensation to ethical lending standards. As described below, Household continues to believe that the objectives of this Proposal have been implemented.

  Household's executive compensation program is administered by the Compensation Committee of the Board of Directors. This Committee is composed solely of independent, outside directors. Each senior executive is evaluated by the Compensation Committee and is assigned goals for the upcoming year. The goals for senior executives for compensation purposes are already based on a combination of quantitative and qualitative measures, including compliance with laws and the Statement of Business Principles of Household adopted by your Board of Directors. A detailed report of the Compensation Committee describing particular performance of senior executives against these goals is included in this Proxy Statement.

  An absolute requirement for each senior executive, in fact every employee of Household, is that he, or she, will abide by the Statement of Business Principles of Household. The Statement of Business Principles is very clear. It requires that every employee "act honestly and fairly at all times" and that they "comply with all applicable laws and regulations." Adherence to this policy is expected and is considered in evaluating the performance of each employee at all levels of Household. As stated in this policy, "[v]iolations of this policy and failures to report known violations will subject the employee to disciplinary procedures, including termination of employment."

  Household's commitment to fair and honest dealings with its customers is central to its business philosophy. Household and its businesses operate in a highly-regulated environment, and our success in the marketplace is built upon its steadfast commitment to responsibly serve the credit needs of underserved borrowers. Throughout its 124-year history, Household has been an active participant in development of reasonable and meaningful laws and regulations to ensure middle-market America receives the fair access to credit they deserve. Household's goal today is to reach a solution that protects consumers from unscrupulous predatory lending practices, while preserving their access to credit. In furtherance of this goal, in July 2001, Household announced its adoption of Best Practice Initiatives, the broadest set of voluntary responsible lending initiatives ever seen in the consumer finance industry. Designed to become the benchmark in the lending industry for all real estate loans, these Initiatives include reducing the prepayment fee duration by 40% from five to three years, eliminating single premium credit insurance, reducing interest rates for customers with good payment history, and assisting non-Household customers who were victims of predatory lending from foreclosure by providing appropriate solutions such as loan refinancing with no fees and subsidized loan rates. In February 2002, Household announced the implementation of more Best Practice Initiatives, including giving borrowers a simplified, one-page disclosure written in "plain English" to help them fully understand key loan terms; allowing borrowers to liquidate new loans at no cost to them within ten days of the loan being made; offering borrowers the choice of accepting a lower-rate loan with a prepayment fee or a higher-rate without a prepayment fee and shortening prepayment fee coverage periods for customers with good payment patterns or for customers who sell their homes; and capping origination fees at three percent and reducing the total amount of discount points available to two on new loans. In addition to these Initiatives, Household has worked with legislators and regulators and supported bills intended to curb predatory lending practices in Pennsylvania as well as the new federal high-cost loan regulations.

  The Best Practice Initiatives were fully supported by the Household International Consumer Advisory Board, the special, blue-ribbon advisory board formed in February 2001 that advises Household on its lending and business principles, including the Corporation's business and legislative initiatives, as well as community relations and philanthropic activities. The board's members are former U.S. Senator Connie Mack, Former President Clinton Chief of Staff Thomas F. McLarty, California Democratic Party Chairman Senator Art Torres, Ohio State University College of Law Professor Vincene Verdun and Democratic National Committee Vice Chair Lottie Shackelford. Household also has created and maintains a Responsible Lending Committee to evaluate and formulate its lending policies and to ensure effective communication of the Corporation's position regarding predatory lending issues and practices. In coordination with the Responsible Lending Committee, executive managers have met with various concerned community groups to discuss our policies and practices and Household has provided funding grants to such organizations to educate consumers on predatory lending practices as well as to advance localized home ownership opportunities.

  Based upon the foregoing, Household already has tied its executive's compensation to ethical lending standards through its Statement of Business Principles and its policy to enforce those Principles as a condition of employment. In addition, executive management already has implemented those policies and programs sought in this Proposal that they believe will benefit our customers. ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL (ITEM 2 ON THE PROXY CARD).

  Adoption of this stockholder proposal must be ratified by a majority of the votes cast at the Annual Meeting.

AUDIT COMMITTEE REPORT AND OUTSIDE AUDITOR INDEPENDENCE

GENERAL

  The Audit Committee approved this Report. This Report should not be considered part of ("incorporated by reference in") any other document we have filed, or will file, with the SEC.

ROLE AND ACTIONS OF THE AUDIT COMMITTEE

  The Audit Committee consists of six independent Directors (as independence is defined by the rules of the NYSE) and operates under a written charter adopted by the Board of Directors. The Audit Committee reviews this charter annually. A copy of this charter is included with this proxy statement as Annex A.

  The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to accounting, auditing and financial reporting practices. In this regard, the Committee reviews the accounting principles, policies, practices, financial reporting, internal accounting controls, and the internal audit functions of Household and its subsidiaries, including evaluating exposures to risks that could impact the financial statements.

  The Audit Committee reviews the qualifications and competence of the outside auditors and recommends to the Board of Directors the selection of Household's independent outside auditors. Arthur Andersen LLP acted as our independent outside auditors for the 2001 fiscal year. Due to uncertainty surrounding Arthur Andersen LLP, the Audit Committee has recommended to the Board of Directors that KPMG LLP replace Arthur Andersen LLP and be selected to act as the outside independent auditors of Household for the 2002 fiscal year.

  Household's management is responsible for designing and maintaining appropriate systems of internal controls and financial reporting processes. The independent outside auditors are responsible for performing an audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing their report thereon. The Audit Committee provides independent, objective oversight of these functions.

  The Audit Committee met with management, Household's internal auditors and its independent outside auditors four times throughout the past year. Meetings with the internal auditors and the independent outside auditors were held both in the presence of management and privately. At these meetings the Audit Committee discussed the overall scope and plans for the respective audits, the results of the examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee also discussed with the independent outside auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

INDEPENDENCE OF THE OUTSIDE AUDITORS

  With respect to outside auditor independence, the Audit Committee has received the written disclosures and the letter from Arthur Andersen LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Household has received written assurances from Arthur Andersen LLP, as required by the Securities and Exchange Commission, that it will be able to perform all functions as independent outside auditor for Household during the period of transition to KPMG LLP. Management advised the Audit Committee, and Arthur Andersen LLP confirmed, that the aggregate fees billed by Arthur Andersen LLP in the most recent fiscal year for the following matters was as follows:

  - Audit Fees -- $1,916,000

  - Financial Information Systems Design and Implementation Fees -- None

  - All Other Fees:

     - Audit Related Fees (a) -- $1,298,000

     - Consulting Services (b) -- $987,000

     - Tax Services (c) -- $405,000

     -  Total All Other Fees-- $2,690,000

  (a) Audit Related Fees included accounting consultation, various attest services under professional standards, review of registration statements, and issuance of comfort letters and consents.

  (b) Consulting Services related to the possible creation of an operations facility in India and expansion initiatives into central Europe.

  (c) Tax Services consisted primarily of expatriate tax services and the review of various tax returns.

  The Audit Committee, at the beginning of each year, approves limits on fees that may be paid to our outside auditor for non-audit related services. The Audit Committee discussed with Arthur Andersen LLP their independence from Household and its management and specifically considered whether the payments approved and made for non-audit services were compatible with maintaining that independence. In evaluating Arthur Andersen LLP's independence, the Audit Committee recognized that a substantial amount of "All Other Fees" related to services traditionally provided by auditors such as due diligence, issuance of comfort letters, various attest services under professional standards, review of registration statements, miscellaneous tax services, expatriate tax services and other consulting services. Also, in considering the independence standard, the Audit Committee looked to whether a relationship or service: (a) created a mutual or conflicting interest between Arthur Andersen LLP and Household; (b) placed Arthur Andersen LLP in the position of auditing its own work; (c) resulted in Arthur Andersen LLP acting as a manager or employee of Household; or
(d) placed Arthur Andersen LLP in a position of being an advocate of Household. Based on the foregoing, the Audit Committee believes that Arthur Andersen LLP is independent for purposes of auditing the financial information of Household.

AUDIT COMMITTEE RECOMMENDATION

  Management has represented to the Audit Committee that our consolidated financial statements for the year ended December 31, 2001 were prepared in accordance with generally accepted accounting principles. Based on the Audit Committee's discussions with management, Household's internal auditors, and Arthur Andersen LLP; and its review of the reports of Arthur Andersen LLP with respect to these financial statements, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC.

AUDIT COMMITTEE MEMBERS
     L.E. Levy, Chair
     G.G. Dillon
     J.A. Edwardson
     M.J. Evans
     J.B. Pitblado
     L.M. Renda

AUDIT REPORTS OF ARTHUR ANDERSEN LLP

  Arthur Andersen LLP's reports on Household's consolidated financial statements for the two most recent fiscal years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during Household's two most recent fiscal years and through March 12, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused them to make reference to the subject matter in connection with their report on Household's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

  A representative of Arthur Andersen LLP will be present at the Annual Meeting to answer stockholders' questions.

ITEM (3): RATIFICATION OF AUDITORS

  The Board of Directors, upon recommendation of the Audit Committee, voted to appoint KPMG LLP to serve as the independent public accountants for the fiscal year ending December 31, 2002. Although it is not required to do so, the Board is asking for your approval of this appointment. If the selection is not ratified, the Board of Directors will reconsider the appointment. A representative of KPMG LLP will be present at the Annual Meeting to answer stockholders' questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR HOUSEHOLD FOR 2002 (ITEM 3 ON THE PROXY
CARD).

OTHER BUSINESS

  The management of Household knows of no business that will be presented for action at the Annual Meeting other than that stated in this Proxy Statement. If, however, other business should properly come before the meeting, the proxyholders will vote or refrain from voting in respect thereof in accordance with their best judgment.

  The 2001 Annual Report is being mailed to stockholders on or about April 9, 2002, with this proxy material. If for any reason you did not receive a copy of the report, another will be sent upon request.

  As explained in our letter dated January 15, 2002, for two or more stockholders with the same last name who share an address, we are sending a single copy of this Proxy Statement and 2001 Annual Report, and of all future proxy statements and annual reports, to the address unless you request to continue to receive multiple copies. If you want to receive a separate copy of this Proxy Statement and the 2001 Annual Report, please write the Corporate Communications Department, Household International, Inc., 2700 Sanders Road, Prospect Heights, Illinois 60070. If in the future you would prefer to receive individual copies of our proxy statements and annual reports at your address, or if you are continuing to receive individual copies and you would prefer to receive a single copy of our proxy statements and annual reports at your address, please call our stock transfer agent, Computershare Investor Services, at (800) 926-2335 within the U.S. or Canada or (312) 360-5128 outside the U.S. or Canada, or write to Computershare at P.O. Box A3504, Chicago, Illinois 60690.

  HOUSEHOLD WILL PROVIDE ANY HOUSEHOLD STOCKHOLDER A COPY OF HOUSEHOLD'S REPORT ON FORM 10-K FOR ITS MOST RECENT FISCAL YEAR AT NO COST. HOUSEHOLD IS REQUIRED TO FILE THIS 10-K REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR THE REPORT SHOULD BE DIRECTED TO THE CORPORATE COMMUNICATIONS DEPARTMENT, HOUSEHOLD INTERNATIONAL, INC., 2700 SANDERS ROAD, PROSPECT HEIGHTS, ILLINOIS 60070.

                                                                         ANNEX A

                            AUDIT COMMITTEE CHARTER

  The scope, duties and functions of the Audit Committee of the Board of Directors, including its structure, process and membership requirements, shall be as follows:

 1) To review the accounting principles, policies and practices, financial reporting, internal accounting controls, and the internal audit functions of the Corporation and its subsidiaries, including evaluating exposures to risks that could impact the financial statements and to inform the Chief Executive Officer and the Board as to any material concerns therewith; and to coordinate with the Finance Committee to ensure appropriate consideration of treasury related risks;

 2) To review the qualifications and competence of the outside auditors and to recommend to the Board of Directors the selection or replacement of the Corporation's principal independent auditors, subject, as to the selection, to ratification by the shareholders, and such action it deems appropriate to ensure the independence of the auditors;

 3) To review the scope of the audits of the Corporation and its subsidiaries conducted by the Corporation's independent and internal auditors, who are ultimately accountable to the Board and this committee, and monitor their implementation:

      a) By reviewing and evaluating the independent auditors' work, opinion and letter of comment to management and management's response thereto, including all information required to be furnished to the committee by the independent auditor pursuant to rules of the Securities and Exchange Commission or other regulators or as required by applicable professional standards, and in general consulting with the independent auditors on any matters the committee considers advisable;

      b) By reviewing the work of the internal audit department to assure adequacy of corporate controls in providing centralized accountability;

 4) To ensure that the independent auditors submit on a periodic basis a formal written statement delineating all relationships with the Corporation and its subsidiaries and to review these relationships and the professional services performed for the Corporation and its subsidiaries by the independent auditors to determine if their objectivity and independence may have been impaired;

 5)  To approve all fees to be paid to the independent auditor;

 6) To review the annual financial statements of the Corporation and its subsidiaries prior to publication;

 7) To review the Corporation's monitoring compliance with the Statement of Business Principles;

 8) To review legal and regulatory matters that may have a material impact on the financial statements, related compliance policies, programs and reports from regulators;

 9) In its discretion to consider from time to time any other matters which the committee believes are required of it in keeping with its responsibilities;

10) The Chairman and Vice-Chairman (if any) of the committee shall be experienced in accounting or financial management, as determined by the Board. The duties of the Chairman and Vice Chairman (if any) will include the review, by either of them, of all quarterly financial information of the Corporation with management and the independent auditors prior to publication;

11) To review the appointment and replacement of the senior internal auditing executive;

12) Meet at least annually with the senior internal auditing executive and the independent auditor in executive sessions;

13) The committee shall consist of not less than three members and all members shall be Independent Directors and financially literate as determined by the Board; and

14) Review and reassess the adequacy of this charter at least annually and submit it to the Board for approval.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Corporation's Statement of Business Principles.

HOUSEHOLD'S RESPONSIBLE LENDING POSITION

Unethical lending practices of any type are abhorrent to our company and its employees.

We believe the existence of predatory lending practices undermines the integrity of the marketplace we compete in, and limits our ability to meet the financial service needs of this country's diverse consumer market.

To obtain a better understanding of Household's policies relating to responsible lending, please refer to Household's Best Practices under the Customer Commitment section of our website, http://www.household.com.

                                 HOUSEHOLD MAP
HOUSEHOLD'S LONDON, KENTUCKY FACILITY IS NOT SERVED BY PUBLIC TRANSPORTATION. PARKING WILL BE AVAILABLE FOR ALL THOSE ATTENDING, AND REFRESHMENTS WILL BE SERVED BEGINNING AT 8:30 A.M.

                                                             CONTROL NUMBER
                                                             000000  0000000000  0  0000

                                                             000000000.000 ext
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          [HOUSEHOLD LOGO]                                   000000000.000 ext
                                                             000000000.000 ext
                                                             000000000.000 ext
          MR A SAMPLE                                        000000000.000 ext
          DESIGNATION (IF ANY)                               000000000.000 ext
          ADD 1                                              Holder Account Number
          ADD 2                                              C  1234567890      JNT
          ADD 3
          ADD 4                                              ||||||||||||||||||||||
          ADD 5                                              ||||||||||||||||||||||
          ADD 6                                              ||||||||||||||||||||||







Use a black pen. Print in
CAPITAL letters inside the grey    [ABC]  [1][2][3] [x]      [ ]  Mark this box with an X if you have made
areas as shown in this example.                                   changes to your name or address details above.

----------------------------------------------------------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
----------------------------------------------------------------------------------------------------------------------------------

A  ELECTION OF DIRECTORS

1. The Board of Directors recommends a vote FOR the listed nominees.
   Shares will be so voted unless you otherwise indicate.

                       FOR  WITHHOLD                               FOR  WITHHOLD                             FOR  WITHHOLD

01 - W. F. Aldinger    [ ]    [ ]       06 - J. D. Fishburn        [ ]    [ ]        11 - J. D. Nichols      [ ]    [ ]

02 - R. J. Darnall     [ ]    [ ]       07 - C. F. Freidheim, Jr.  [ ]    [ ]        12 - J. B. Pitblado     [ ]    [ ]

03 - G. G. Dillon      [ ]    [ ]       08 - J. H. Gilliam, Jr.    [ ]    [ ]        13 - L. M. Renda        [ ]    [ ]

04 - A. Disney         [ ]    [ ]       09 - L. E. Levy            [ ]    [ ]        14 - S. J. Stewart      [ ]    [ ]

05 - J. A. Edwardson   [ ]    [ ]       10 - G. A. Lorch           [ ]    [ ]                                [ ]    [ ]


B  ISSUES

The Board of Directors recommends a vote AGAINST Item 2 and FOR Item 3. Shares will be so voted unless you otherwise indicate.

                                                    FOR      AGAINST    WITHHOLD

2. Stockholder Proposal relating to special
   executive compensation review.                   [ ]       [ ]         [ ]

3. Ratification of appointment of KPMG LLP
   as independent public accountants.               [ ]       [ ]         [ ]

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign exactly as name appears hereon.  For joint accounts both owners should sign.  When signing as executor, administrator, attorney, trustee or guardian, etc., please sign your full title.

Signature 1                                     Signature 2                             Date (dd/mm/yyyy)
 -------------------------------------------    -------------------------------------   -------------------------------------
|                                           |  |                                     | |          /          /               |
|                                           |  |                                     | |         /          /                |
 ------------------------------------------     -------------------------------------   -------------------------------------

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

---------------------------------------------------------------------------------------------------------------------
PROXY - HOUSEHOLD
---------------------------------------------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 14, 2002

The undersigned hereby appoints K. H. Robin, J. D. Nichols and J. W. Blenke, and each of them true and lawful proxies with power of substitution, to vote all shares of Common and/or Preferred Stock of the undersigned, at the
Annual Meeting of Stockholders of Household International, Inc., to be held May 14, 2002, and at any adjournment thereof, on any business that may properly come before the meeting, including the proposals set forth on the reverse side of this card, which are referred to in the Notice of 2002 Annual Meeting of Stockholders and Proxy
Statement provided to you.

                                   (Continued and to be signed on reverse side.)

To Our Stockholders:

Whether or not you are able to attend the 2002 Annual Meeting of Stockholders, it is important that your shares be represented, no matter how many shares you own. Listed below are instructions on how to vote by proxy for the election of directors and all other proposals. You may vote by telephone, over the Internet, or by mail.

Your vote will be kept permanently confidential as described in the enclosed Proxy Statement.

In order to reduce the number of duplicate mailings of proxy materials, Household has consolidated on a single proxy/voting instruction card all of your holdings in Household Common Stock registered under the identical name and tax identification number, including ownership that may be attributed to Household's Dividend Reinvestment &
Common Stock Purchase Plan; our Employee Stock Purchase Plan; our 401(k) employee benefit plan, the Tax Reduction
Investment Plan ("TRIP"); and our matching contribution plan for Canadian employees, the Match and Save Plan. The proxy also provides voting instructions for shares of Household Common Stock held in TRIP as disclosed in the Proxy
Statement.

INTERNET, TELEPHONE AND MAILING INSTRUCTIONS

THE METHODS BELOW ARE QUICK, EASY AND AVAILABLE 24 HOURS A DAY 7 DAYS A WEEK.
If you vote by phone or Internet, have this proxy card in hand when you vote.

         To vote using the Telephone
          (within U.S. and Canada)                        To vote using the Internet                      To vote by Mail

- Call toll free 1-888-698-8089 prior to 12:00     -  Go to the following web site prior to 12:00  - Complete and sign the Proxy
  midnight, Monday, May 13, 2002, on a touch          midnight, Monday, May 13, 2002:                card
  tone telephone.                                     www.computershare.com/us/proxy
                                                                                                   - Return the proxy card in the
  Option 1: To vote as the Board of Directors      -  Enter the information requested on your        postage-paid envelope.
            recommends on ALL proposals:              computer screen, including your six-digit
            press 1.  When asked, please              Control Number located below
            confirm your vote by pressing 1.
                                                   -  Then follow the voting instructions on
  Option 2: If you choose to vote upon each           the screen.
            proposal separately, press 0 and
            follow the simple recorded
            instructions.


IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL BACK THIS PROXY
CARD. THANK YOU FOR VOTING!

CONTROL NUMBER

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